                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]


Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            GREENBRIAR CORPORATION
                 (Name of Registrant As Specified in Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       ........................................................................

    2) Form, Schedule or Registration Statement No.:
       ........................................................................

    3) Filing Party:
       ........................................................................

    4) Date Filed:
       ........................................................................

                            GREENBRIAR CORPORATION
                              4265 KELLWAY CIRCLE
                             ADDISON, TEXAS  75244

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 30, 1996


Dear Stockholders of Greenbriar Corporation:

  You are cordially invited to attend a Special Meeting of Stockholders of Greenbriar Corporation (the "Company") to be held at 9:00 a.m., local time on December 30, 1996, at 4265 Kellway Circle, Addison, Texas 75244, to consider and vote upon a proposal (the "Proposal") to approve the issuance of 1,300,000 shares (the "Acquisition Shares") of the Company's Common Stock in connection with the Company's acquisition of American Care Communities, Inc. ("American Care").

  The accompanying Proxy Statement forms a part of this Notice. You are not being asked to approve anything at the Special Meeting other than the Proposal. Pursuant to rules of the American Stock Exchange (the "Exchange"), Stockholder approval is required as a prerequisite to listing additional shares issued in connection with an acquisition where the potential increase of common stock would result in an increase in outstanding common shares of 20% or more. This condition is raised by the Proposal, and you are being asked to approve the Proposal with regard to the Acquisition Shares. See "Approval of Acquisition Shares" in the accompanying Proxy Statement for a discussion of the effect of such approval.

  Only Stockholders of record at the close of business on December 9, 1996 who own Common Stock or Series B, Series C or Series D Preferred Stock will be entitled to vote at the Special Meeting or any adjournments thereof. The affirmative vote of the holders of more than 50% of the outstanding shares of Common Stock and Series B, C and D Preferred Stock of the Company, voting as one class, present and voting at the Special Meeting on such date is necessary to approve the Proposal.

  All holders of Common Stock and Series B, C and D Preferred Stock, whether or not they expect to attend the Special Meeting in person, are requested to complete, sign, date and return the enclosed form of proxy in the accompanying envelope (which requires no additional postage if mailed in the United States). Your proxy will be revocable, either in writing or by voting in person at the Special Meeting, at any time prior to its exercise.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED ENVELOPE. ANY HOLDER OF COMMON STOCK OR SERIES B, SERIES C OR SERIES D PREFERRED STOCK ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF A PROXY HAS BEEN RETURNED.

                                    By Order of the Board of Directors



                                    James R. Gilley, President


December 19, 1996

                            GREENBRIAR CORPORATION
                              4265 KELLWAY CIRCLE
                             ADDISON, TEXAS 75244

                                PROXY STATEMENT
                                      FOR
                        SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 30, 1996



  This Proxy Statement (the "Proxy Statement") and the accompanying proxy card are being furnished to the holders of common stock, par value $.01 per share ("Common Stock"), and Series B, Series C and Series D Preferred Stock, par value $0.10 per share ("Preferred Stock") (collectively, the "Stockholders"), of Greenbriar Corporation, a Nevada corporation ("Greenbriar" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from the Stockholders for use at a special meeting of Stockholders of the Company (the "Special Meeting"). At the Special Meeting, the Stockholders of the Company will be asked to consider and vote upon a proposal (the "Proposal") to approve the issuance of 1,300,000 shares (the "Acquisition Shares") of the Company's Common Stock in connection with the Company's acquisition of American Care Communities, Inc. ("American Care"). Neither Nevada law nor the Company's Articles of Incorporation or Bylaws require Stockholder approval of the Proposal; however, the rules of the American Stock Exchange (the "Exchange") require prior Stockholder approval as a prerequisite to listing additional shares issued in connection with an acquisition when the potential increase of Common Stock is 20% or greater. This condition is raised by the Proposal, and consequently, you are being asked to approve the Proposal at the Special Meeting. See "Approval of Acquisition Shares" for a discussion of the effect of such approval. Such effects include the possibility that, under Nevada law, Stockholders voting in favor of the Proposal may be deemed to have waived their rights to challenge such transaction, while Stockholders voting against the Proposal or abstaining from voting will continue to retain those rights. Any such challenge could include allegations that the controlling Stockholders of the Company violated a fiduciary duty or duty of fairness to the Company or the other Stockholders in the valuation and terms of the issuance of the shares, and Stockholders voting in the favor of the Proposal could also waive their right to bring these claims. A positive Stockholder vote may also have the effect of protecting such controlling Stockholders from such claims on the theory that the Stockholders have ratified the actions in accordance with Nevada law and the Company's Bylaws. It should also be noted that under Nevada law Stockholders do not have dissenters' rights resulting from the Proposal, nor do they have preemptive rights to acquire any of the Acquisition Shares. This Proxy Statement and the enclosed form of proxy is being mailed on or about December 19, 1996.


                             AVAILABLE INFORMATION

  Greenbriar is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York regional office, 75 Park Place, New York, New York 10007, and at its Chicago regional office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company can be inspected at the offices of the Exchange, 86 Trinity Place, New York, New York 10006-1881.

                         VOTING AND PROXY INFORMATION


  The Board of Directors of the Company has fixed the close of business on December 9, 1996, as the record date (the "Record Date") for determining the holders of Common Stock and Preferred Stock entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 5,172,242 shares of Common Stock, 3,096 shares of Series B Preferred Stock, 10,000 shares of Series C Preferred Stock, and 675,000 shares of Series D Preferred Stock, the only outstanding securities of the Company entitled to vote at the Special Meeting. The Common Stock, Series B, Series C and Series D Preferred Stock were held by approximately 3,850, 18, 1 and 5 stockholders of record, respectively.

  For each share held on the Record Date, a holder of Common Stock or Preferred Stock is entitled to one vote on all matters properly brought before the Stockholders at the Special Meeting. Such votes may be cast in person or by proxy. Abstentions may be specified as to the approval of the Proposal. Under the rules of the Exchange, brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners, and do not have such authority as to certain other matters (so-called "broker non-votes"). The Exchange rules prohibit member firms of the Exchange from voting on the Proposal without specific instructions from beneficial owners. The affirmative vote, either in person or by proxy, of the holders of more than 50% of the shares of Common Stock and Series B, Series C and Series D Preferred Stock outstanding as of the Record Date, voting as one class, is necessary to approve the Proposal. Accordingly, if a Stockholder abstains from voting certain shares on the approval of the Proposal, it will have the effect of a negative vote, but if a broker indicates that it does not have authority to vote certain shares, those shares will not be considered as shares present and entitled to vote with respect to the approval of the Proposal and therefore will have no effect on the outcome of the vote.

  On the Record Date, 1,210,000 shares of Common Stock, representing approximately 20.6% of shares entitled to vote at the Special Meeting, were held, through a wholly owned corporation, by James R. Gilley, President and Chief Executive Officer of the Company. An additional 667,000 shares (approximately 11.4% of shares entitled to vote) were held of record by Mr. Gilley, Mr. Gilley's spouse and adult children, as individuals, and a further 530,000 shares (approximately 9%) are held by Mr. and Mrs. Gilley and such adult children as trustees for various family trusts. Mr. and Mrs. Gilley, the wholly owned corporation and one of the family trusts and an adult child of Mr. and Mrs. Gilley own all 675,000 outstanding shares of Series D Preferred Stock (approximately 11.5% of shares entitled to vote). Also, Victor L. Lund, a Director of the Company, owns 1,214,961 shares of Common Stock, representing approximately 20.7% of shares entitled to vote. All such persons have indicated they will vote their shares, comprising a total of more than 73.2% of shares outstanding, for the approval of the Proposal, which will insure such approval by the Stockholders.

  All shares of Common Stock and Preferred Stock that are represented at the Special Meeting by properly executed proxies received by the Company prior to or at the Special Meeting and not revoked will be voted at the Special Meeting in accordance with the instructions indicated in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the Proposal to approve the issuance of the Acquisition Shares.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the vote is taken at the Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to:
Corporate Secretary, Greenbriar Corporation, 4265 Kellway Circle, Addison, Texas 75244.

                        APPROVAL OF ACQUISITION SHARES

  Neither Nevada law nor the Company's Articles of Incorporation or Bylaws require Stockholder approval of the Proposal to authorize the issuance of the Acquisition Shares. However, the rules of the Exchange require prior Stockholder approval as a prerequisite to listing additional shares issued in connection with an acquisition where the potential increase of Common Stock is 20% or more. This condition is raised by the issuance of the Acquisition Shares, and consequently, the Stockholders are being asked to approve the Proposal at the Special Meeting.

THE AMERICAN CARE ACQUISITION

  Until 1994, the Company's business was the acquisition, operation and sale of retirement, nursing and other health care facilities, as well as commercial real estate, and the manufacture and sale or lease of mobility assistance equipment, which it conducted under the name "Medical Resource Companies of America." During 1994, the Company began a series of steps to focus its business on the development, management and ownership of assisted living facilities. The Company's historical businesses during the past five years have been ownership and operation of skilled nursing and retirement centers, real estate investments and manufacture and leasing of electric convenience vehicles and wheelchairs. The nursing and retirement centers and convenience vehicle businesses have been sold, and the real estate investments are being liquidated. Revenues and earnings in years prior to 1996 are attributed to these prior businesses.
During 1994, the Company began independently to develop its assisted living business, began construction of its first assisted living facility in July 1995, and opened such facility to residents on May 30, 1996. By July 1, 1996, the Company (not including the properties of Wedgwood Retirement Inns, Inc.) had three additional assisted living facilities under construction and nine under development. In order to increase the Company's presence in the assisted living industry the Company acquired (the "Wedgwood Acquisition") Wedgwood Retirement Inns, Inc. ("Wedgwood") in March 1996. Wedgwood and its principals owned various interests in 15 predecessor entities, each of which owned, leased or managed at least one assisted or independent living facility. As a result of the Wedgwood Acquisition, the Company now owns these entities and owns, leases or manages their facilities. All entities are owned 100% by the Company except for one facility owned 40% by minority owners and two entities owned 51% by Victor L. Lund. The Company has an option to purchase Mr. Lund's interests for $10,000.

  In furtherance of its expansion strategy, the Company entered into an Agreement and Plan of Merger (the "Agreement") on November 21, 1996 pursuant to which American Care Communities, Inc. ("American Care") will be merged (the"American Care Acquisition") with and into a wholly owned subsidiary of the Company in exchange for 1,300,000 shares of the Company's Common Stock (the "Acquisition Shares"). The American Care Acquisition has been approved by unanimous vote of the stockholders and board of directors of American Care, and the closing of the American Care Acquisition is expected to occur on December 30, 1996, following the Special Meeting.

  American Care was founded in July 1993 to acquire, develop and operate assisted living facilities and currently owns, operates or manages a total of 16 assisted or independent living facilities with a capacity for 1,275 residents. American Care's facilities are located in North Carolina, South Carolina and Florida and it manages one facility in Maine. Upon closing of the American Care Acquisition, the Company will own or operate these facilities. The American Care Acquisition also will provide the Company with additional operational expertise and managerial talent.



  The consideration for the American Care Acquisition will be 1,300,000 shares of Common Stock issuable to the sellers (the "Sellers"), who consist of 12 persons, all of whom were previously unrelated to the Company. Such purchase price was determined through arms' length negotiations. The Company's Common Stock closed on the Exchange at $15.88 on October 14, 1996, the day before the Company announced its intent to acquire American Care. The Sellers include the following persons who own either 5% or more of American Care or who are officers or directors of American Care.

                                  NUMBER OF
                                  SHARES OF            PERCENTAGE             CURRENT
                                 COMMON STOCK        OF ACQUISITION        RELATIONSHIP TO
           SELLER               TO BE RECEIVED           SHARES             AMERICAN CARE
-----------------------------   --------------      ----------------  -------------------------
 Floyd B. Rhoades/(1)(2)/              870,517             67.0%         Chairman, President and
                                                                          Chief Executive Officer
Sharon J. Rhoades/(1)/                119,249              9.2%         Director, Executive Vice
                                                                           President of Operations
                                                                           and Secretary
Gary S. Smith                          95,399              7.3%         Director, Executive Vice
                                                                           President of Administration
                                                                           and Treasurer
Ian A.W. Howes                         35,775              2.8%         Vice President of Finance
                                                                           and Chief Financial Officer
Glenn Kiger                             5,962              0.5%         Vice President
                                  -----------          --------
                                    1,126,902             86.7%

_____________________

  (1)  Floyd B. Rhoades and Sharon J. Rhoades are husband and wife.
  (2) 45,500 shares of Mr. Rhoades shares will be withheld as security for repayment of obligations of American Care to satisfy claims of brokers in the transaction.


  Upon closing of the American Care Acquisition, the Company will enter into an employment agreement with Floyd B. Rhoades pursuant to which Mr. Rhoades will agree to serve, for three years following closing of the American Care Acquisition, as President and Chief Executive Officer of the Company, and will serve as a Director and member of the Executive Committee of the Board of Directors with a term expiring in 1998. Mr. Rhoades will receive an annual salary of $200,000 and will be entitled to participate in all executive bonus programs at levels equal to those available to comparable executive positions. American Care has also entered into an Employment Agreement with Sharon J. Rhoades, who is the wife of Floyd B. Rhoades, to serve as Vice President-Government Relations, for a period of three years for a salary of $125,000 per year and an amendment to the Employment Agreement with Ian A. W. Howes to provide for 12 months severance pay in the amount of $100,000 upon any termination.

  The Company's Board of Directors, and the stockholders and Board of Directors of American Care, have approved the Agreement and the American Care Acquisition. Closing of the American Care Acquisition is contingent upon the Stockholders of the Company approving the issuance of the Acquisition Shares, and the Company receiving approval from the Exchange for the listing of the Acquisition Shares, on or before December 31, 1996, as well as certain standard closing conditions for transactions of this type which may be enforced or waived by the Company's Board of Directors in its discretion. No governmental approvals are required to be obtained prior to consummating the American Care Acquisition.



  At the closing of the American Care Acquisition, the Sellers will enter into registration rights agreements with the Company pursuant to which the Company will agree to register the Acquisition Shares of each Seller under limited circumstances, as follows: (i) commencing two years after the closing of the American Care Acquisition, the Company will give the holders of such shares the right to demand registration of all or a portion of such Seller's Acquisition Shares; and (ii) the Company will agree to give the holders of Acquisition Shares "piggy-back" registration rights to include all or a portion of the shares in any other registration statement filed by the Company under the Securities Act of 1933 (other than on Form S-8 or Form S-4), subject to certain rights of the Company not to include all or a portion of such shares under certain circumstances. The Company will agree to pay all expenses of the demand or piggy-back registration, other than underwriting fees, discounts or commissions.

  The American Care Acquisition is intended to be accounted for as a "pooling of interests" transaction. It also qualifies as a non-taxable reorganization to the Company, American Care and the Stockholders under the Internal Revenue Code of 1986.

  The Proposal requires Stockholder approval because under the rules of the Exchange the effect of issuing the Acquisition Shares is an additional listing with the Exchange of shares issuable in connection with an acquisition that will represent more than 20% of shares of Common Stock previously outstanding.

  Certain financial information of the Company and American Care, on an historical and pro forma basis, is included elsewhere in this Proxy Statement.

PROPOSAL TO APPROVE ISSUANCE OF ACQUISITION SHARES

  The Company is submitting the Proposal to authorize the issuance of 1,300,000 shares of Common Stock in connection with the acquisition of American Care. Stockholders may vote for or against or abstain from voting on the Proposal.

  In considering their vote on the Proposal, Stockholders should give special consideration to the following matters:

  Effect on Outstanding Shares. Prior to the issuance there will be a total of 5,860,338 shares outstanding having voting rights, of which 5,172,242 (88.3%) are Common Stock, and 688,096 shares (11.7%) are shares of voting Preferred Stock. Following issuance of the Acquisition Shares, the existing holders of 100% of the Common Stock will own 79.9% of all shares of Common Stock outstanding.

  Waiver of Rights. Stockholders should be aware that under Nevada law, any Stockholders voting in favor of the Proposal may be deemed to have waived their rights to challenge transactions contemplated by the Proposal, while Stockholders voting against the Proposal or abstaining from voting will continue to retain those rights. Any such challenge could include allegations that the controlling Stockholders of the Company violated a fiduciary duty or duty of fairness to the Company or the other Stockholders in the valuation and terms of the issuance of the shares, and Stockholders voting in favor of the Proposal could also waive their right to bring these claims. If a majority of the unaffiliated Stockholders approve the Proposal, the controlling Stockholders may be protected from such claims on the theory that the Stockholders have ratified the actions in accordance with Nevada law and the Company's Bylaws. It should also be noted that under Nevada law Stockholders do not have dissenters' rights resulting from the Proposal, nor do they have preemptive rights to acquire any of the Acquisition Shares.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF GREENBRIAR

  At a meeting on October 14, 1996, the Board of Directors of Greenbriar approved the American Care Acquisition by means of a merger into a subsidiary of the Company and determined that such actions are in the best interests of Greenbriar and its Stockholders and recommended that the Stockholders approve and adopt the Proposal to issue the Acquisition Shares in the merger.

  In reaching its conclusion to approve the American Care Acquisition and the Proposal, the Board of Directors considered the following factors and weighed the positive and negative attributes discussed below:

  (1) The most positive feature of the acquisition was its effect on the Company's growth strategy. Greenbriar began during 1994 to shift its focus from its historical businesses into the assisted living industry and by early 1996 had disposed of all of its businesses other than the ownership of certain investment real properties and its developmental efforts in assisted living. In March 1996, the Company acquired Wedgwood, which owned or operated 16 assisted living facilities and had a seasoned management team, giving the Company an immediate presence in the assisted living industry. The acquisition of American Care will approximately double the Company's portfolio of assisted living facilities and add more key management to the Company, including an executive with extensive experience in the industry who will become the President and Chief Executive Officer of Greenbriar. The Board of Directors discussed the American Care Acquisition and reviewed its structure, documentation and terms with legal counsel representing Greenbriar in the transaction. The Board considered the value of the Acquisition Shares that would be issued in the American Care Acquisition and the employment and contracting obligations to American Care management. The Board of Directors concluded that these terms were in the Company's and the Stockholders' best interests. Such acquisition was believed to be compatible with the Company's strategy of growing its assisted living business through a combination of acquisitions and internal development. The industry is in a rapid phase of growth and consolidation, and several assisted living companies completed or initiated initial public offerings in 1995 and 1996, some of which became public after completing a series of consolidating acquisitions. The need to take advantage of available opportunities led the Board of Directors to continue to rely on acquisitions as a means of becoming a major competitor in the assisted living industry.

  (2) The Board positively considered the geographical locations of the American Care facilities in the Southeastern United States as providing a balance to the Company's existing concentration of properties in the Pacific Northwest and Southwest. American Care's offices in Raleigh, North Carolina, will become a regional office of the Company and provide a base for additional management, development and acquisition in the Eastern United States.

  (3) The Board also positively considered the key management of American Care to be added to the Company's executive staff. The Board interviewed Floyd B. Rhoades and approved his election to become the President and Chief Executive Officer of the Company upon the closing of the American Care Acquisition. Mr. Rhoades will move from North Carolina to Dallas to head the Company's operations in the assisted living industry.

  (4) The Board took cognizance that the addition of 16 properties and American Care's corporate overhead could place additional demands on the Company's working capital. Although management believes the Company has sufficient working capital to meet its future obligations, its rapid growth through the two acquisitions in 1996 will require that the Company's properties be integrated quickly and managed efficiently to obtain the maximum benefit of the Company's resources.

  (5) The Board also noted that the time required to conclude the American Care Acquisition and obtain Stockholder approval of the Proposal would cause the Company to postpone its previously announced plan to conduct a public offering of Common Stock to obtain additional capital to finance the development of assisted living centers. The Company will attempt to renew its plan for an equity offering during 1997.


                         DESCRIPTION OF CAPITAL STOCK


  The authorized capital stock of Greenbriar consists of 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"). The authorized Preferred Stock may be designated in series, and five series of Preferred Stock have been designated, three of which are outstanding.

  The holders of Common Stock have no preemptive, conversion or redemption rights. The outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor. The Company has not paid cash dividends on the Common Stock during the last two fiscal years, and the Board of Directors currently intends to retain earnings for further development of its business and not to pay cash dividends on the Common Stock in the foreseeable future. No dividends can be paid on the Common Stock while dividends are in arrears on any Series of Preferred Stock. The Company is not currently in arrears on any dividends payable on the Preferred Stock. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of Stockholders and do not possess cumulative voting rights. The registrar and transfer agent for the Common Stock is American Stock Transfer and Trust Company, New York, New York.


               PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
             MANAGEMENT BEFORE AND AFTER AMERICAN CARE ACQUISITION

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth as of September 30, 1996, certain information with respect to all Stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock and Series C and D Preferred Stock (which are the only outstanding classes of voting securities of the Company, except for Series B Preferred Stock), as well as information with respect to the Company's Common Stock and Series C and D Preferred Stock owned beneficially by each director, which includes James R. Gilley, Gene S. Bertcher, Robert L. Griffis and W. Michael Gilley, constituting all executive officers whose compensation from the Company in 1995 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of such stockholders has sole voting and investment power with respect to the shares beneficially owned. The number of shares of Series B Preferred Stock outstanding and convertible into Common Stock is immaterial and no information has been provided below regarding Series B Preferred Stock ownership. All shares of Common Stock have been adjusted for the 1 for 5 reverse split effected in December 1995.

                             PREFERRED STOCK                                        COMMON STOCK
                         -----------------------     -------------------------------------------------------------------------------

                                                                                                                           AFTER
                                                                                                                         ACQUISITION
                                                                                 NUMBER OF SHARES--                        SHARES
                           NUMBER        PERCENT       NUMBER       PERCENT        ASSUMING FULL            PERCENT        ISSUED-
  NAME AND ADDRESS           OF            OF            OF           OF       CONVERSION OF PREFERRED        OF           PERCENT
 OF BENEFICIAL OWNER       SHARES        SERIES        SHARES        CLASS        STOCK BY HOLDERS           CLASS        OF CLASS
----------------------   ----------    ---------     ----------   -----------  ------------------------    ---------     ----------

                       Series D Preferred Stock/(1)/
                        ---------------------------

James R. Gilley        637,943/(2)/     94.5%      2,346,000/(3)/     43.7%            2,664,971             46.1%          37.7%
4265 Kellway Circle
Addison, TX  75244

Sylvia M. Gilley       637,943/(2)/     94.5%      2,346,000/(3)/     43.7%            2,664,971             46.1%          37.7%
13711 Creekside Place
Dallas, TX  75248

                             PREFERRED STOCK                                          COMMON STOCK
                           -------------------       -----------------------------------------------------------------------------

                                                                                                                         AFTER
                                                                                                                       ACQUISITION
                                                                                  NUMBER OF SHARES--                     SHARES
                           NUMBER       PERCENT        NUMBER       PERCENT         ASSUMING FULL           PERCENT      ISSUED-
 NAME AND ADDRESS            OF            OF            OF           OF       CONVERSION OF PREFERRED        OF         PERCENT
OF BENEFICIAL OWNER        SHARES        SERIES        SHARES        CLASS         STOCK BY HOLDERS          CLASS       OF CLASS
----------------------   ----------    ----------    ----------   -----------  ------------------------    ---------    -----------
W. Michael Gilley       37,057/(4)/       5.5%       261,000/(4)/     5.0%               279,528              5.0%         4.1%
4265 Kellway Circle
Addison, TX  74244

Victor L. Lund                  -            -        1,214,961      23.5%             1,214,961             21.7%        17.7%
816 N.E. 87th Ave.
Vancouver, WA  98664

Paul W. Dendy                   -            -        26,133/(5)/     0.5%                26,133              0.5%         0.4%
816 N.E. 87th Ave.
Vancouver, WA  98664

Mark W. Hall                    -            -        80,368/(5)/     1.6%                80,368              1.4%         1.2%
816 N.E. 87th Ave.
Vancouver, WA  98664

Gene S. Bertcher                -            -        80,000/(6)/     1.5%                80,000              1.4%         1.2%
4265 Kellway Circle
Addison, TX  75244

Robert L. Griffis               -            -        30,000/(7)/     0.6%                30,000              0.5%         0.4%
4265 Kellway Circle
Addison, TX  75244

Michael E. McMurray             -            -                -         -                      -                -            -
5330 Merrick Rd.
Massapequa, NY  11758

Matthew G. Gallins              -            -       25,000A/(8)/     0.5%                25,000              0.4%         0.3%
715 Stadium Drive
Winston-Salem, NC  27101

Paul G. Chrysson                -            -                -         -                      -                -            -
1045 Burke Street
Winston-Salem, NC  27101

Richards D. Barger              -            -              200         -                    200                -            -
945 San Marino Ave.
San Marino, CA  91108

Steven R. Hague                 -            -                -         -                      -                -            -
1650 Bank One Tower
221 W. Sixth Street
Austin, TX  78701

                               PREFERRED STOCK                                         COMMON STOCK
                         ---------------------------    ----------------------------------------------------------------------------

                                                                                                                            AFTER
                                                                                                                         ACQUISITION
                                                                                     NUMBER OF SHARES                      SHARES
                             NUMBER          PERCENT     NUMBER        PERCENT         ASSUMING FULL          PERCENT      ISSUED-
 NAME AND ADDRESS              OF              OF          OF            OF        CONVERSION OF PREFERRED      OF         PERCENT
OF BENEFICIAL OWNER          SHARES          SERIES      SHARES        CLASS          STOCK BY HOLDERS         CLASS       OF CLASS
---------------------      ---------        ---------  ----------    ----------   -------------------------  ---------   ----------
Don C. Benton                    -                 -           -              -                    -                 -          -
9200 Inwood Road
Dallas, TX  75220

                             Series C Preferred Stock
                             ------------------------

Cove Capital Corporation    10,000/(9)/         100.0%         -              -               66,667               1.2%      1.0%
245 East 54th Street
New York, NY  10022

All executive officers     675,000/(1)(2)(4)/   100.0%    4,063,662        75.1%           4,401,161              75.7%     61.8%
and directors as a group
  (13 persons)

____________________

(1) Represents Series D Preferred Stock which votes with Common Stock and Series B and C Preferred Stock as one class. Series D Preferred Stock is convertible into Common Stock, beginning March 15, 1997, at a rate of one share of Common Stock for two shares of Series D Preferred Stock.

(2) Consists of 355,927 shares owned by JRG Investments Co., Inc., a corporation wholly owned by James R. Gilley ("JRG"), 157,613 shares owned by Sylvia M. Gilley, 117,653 shares owned by a grantor trust for the benefit of Mr. and Mrs. Gilley and 6,750 shares owned by James R. Gilley. Sylvia M. Gilley is the spouse of James R. Gilley. Other than shares owned by the trust, JRG and Mr. Gilley disclaim any beneficial ownership in the shares owed by Mrs. Gilley, and Mrs. Gilley disclaims any beneficial ownership in the shares owned by JRG and Mr. Gilley.



(3) Consists of 1,210,000 shares of Common Stock owned by JRG, 400,000 shares of Common Stock owned by a grantor trust for the benefit of James R. and Sylvia M. Gilley, options to James R. Gilley to purchase 200,000 shares of Common Stock at $10.75 per share, exercisable through December 1, 2000, and 536,000 shares of Common Stock owned of record by Mrs. Gilley. Other than shares owned by the grantor trust, Mrs. Gilley disclaims any beneficial ownership of the shares owned by Mr. Gilley and JRG. Mr. Gilley and JRG disclaim beneficial ownership of the shares owned by Mrs. Gilley. Mr. Gilley and JRG have pledged 1,166,363 shares of Common Stock, and Mr. Gilley has pledged all of his shares in JRG, to MS Holding Corp., a nonaffiliated entity, as collateral for repayment of a $5,700,000 promissory note payable by JRG to MS Holding Corp. The note requires payment of annual interest only until May 23, 1997, when the principal balance and all accrued interest is due and payable. Failure to repay such note when due could have an effect on the control of the Company. Of the shares of Common Stock owned by the grantor trust, 200,000 shares were acquired by the trust from the Company in November 1993 in consideration of a $2,250,000 partial recourse promissory note executed by the grantor trust and Mr. Gilley (as co-maker). This note bears interest at an annual rate of 5.5% until November 2003, when the entire principal balance and all accrued interest is due. The note is collateralized by the 200,000 shares purchased by the grantor trust, and the grantor trust and Mr. Gilley (as co-maker) have personal recourse only for the first 20% of the principal balance.

(4) W. Michael Gilley is the adult son of James R. Gilley and Sylvia M. Gilley. Consists of 101,000 shares of Common Stock and 37,057 shares of Series D Preferred Stock owned of record, and 130,000 shares of Common Stock owned by five trusts for which Mr. Gilley acts as co-trustee for the benefit of the children and grandchildren of James R. and Sylvia M. Gilley. Of the 101,000 shares of Common Stock, 46,000 shares were issued for promissory notes of $237,500, for which 30,000 shares are currently pledged as collateral.

(5) Includes options to purchase 10,000 shares of Common Stock each, all of which are vested.

(6) Consists of 60,000 shares of Common Stock issued for promissory notes of $92,500, for which 13,000 shares are currently pledged as collateral, and options to purchase 20,000 shares of Common Stock for $11.25 per share, all of which are vested.

(7) In November 1992, Mr. Griffis obtained a loan from the Company for $75,000 which was used to exercise options to purchase 30,000 shares of the Company's Common Stock. The loan is collateralized by the shares purchased by Mr. Griffis.

(8) Consists of 20,000 shares of Common Stock owned by a trust for which Mr. Gallins acts as co-trustee for the benefit of one of the grandchildren of James R. and Sylvia M. Gilley, 3,000 shares of Common Stock owned by Matthew G. Gallins LLC, and 2,000 shares of Common Stock owned by Mr. Gallins' minor children, for which he serves as custodian. Mr. Gallins disclaims beneficial ownership of the 20,000 shares held in trust.

(9) Represents Series C Preferred Stock which votes with Common Stock and Series B and D Preferred Stock as one class. Series C Preferred Stock is convertible into Common Stock at a rate of 6.67 shares of Common Stock for each share of Series C Preferred Stock.


                       MARKET PRICE AND DIVIDEND POLICY


     The Company's Common Stock is listed on the American Stock Exchange and traded under the symbol "GBR".

  As of the Record Date, there were approximately 3,850 stockholders of record of the Common Stock. The following table sets forth the high and low sales prices on the American Stock Exchange for the periods indicated.

                                          PRICE RANGE OF  COMMON STOCK
                                          ----------------------------
                                               HIGH           LOW
                                          --------------  ------------
  Fiscal Year Ended December 31, 1994:
       First Quarter                           $ 16  1/2       $9 1/16
       Second Quarter                             11 1/4         8 1/8
       Third Quarter                              10 5/8        5 5/16
       Fourth Quarter                             7 3/16         4 3/8
  Fiscal Year Ended December 31, 1995:
       First Quarter                               8 3/4             5
       Second Quarter                           10 15/16        5 5/16
       Third Quarter                             13 7/16        9 1/16
       Fourth Quarter                            13 7/16        7 3/16
  Fiscal Year Ended December 31, 1996:
       First Quarter                              16 3/4        9 7/16
       Second Quarter                             17 5/8            14
       Third Quarter                              17 3/8        15 5/8
       Fourth Quarter/(1)/                            16            14

____________________________
  /(1)/Through November 25, 1996

  The above prices have been adjusted to reflect a one for five reverse split of the Common Stock that occurred on December 1, 1995.


                              PROXY SOLICITATION

  Proxies are being solicited from the Company's Stockholders by and on behalf of the Board of Directors of the Company. The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers, and employees of the Company in person or by telephone, telegram, or other means of communication. Such directors, officers, and employees will not be additionally compensated for such services but may be reimbursed for out-of-pocket expenses incurred by them in connection with such solicitation. Arrangements will also be made with custodians, nominees, and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Common Stock held of record by such persons.


                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the Special Meeting and has not been informed that any other matters are to be presented to the Special Meeting by others. In the event that other matters properly come before the Special Meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgement.

                            DEADLINE FOR SUBMISSION
                         OF PROPOSALS TO BE PRESENTED
                  AT THE 1997 ANNUAL MEETING OF STOCKHOLDERS

  Any Stockholder who intends to present a proposal at the 1997 Annual Meeting of Stockholders must file such proposal with the Company by January 3, 1997 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

                          FORWARD LOOKING STATEMENTS


  Certain statements included in this Proxy Statement are forward looking statements that predict the future development of the Company. The realization of these predictions will be subject to a number of variable contingencies, and there is no assurance that they will occur in the time frame proposed. The risks associated with the potential actualization of the Company's plans include: contractor delays, the availability and cost of financing, availability of managerial oversight and regulatory approvals, to name a few.


                             FINANCIAL INFORMATION

  The consolidated financial statements of the Company as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, included in this Proxy Statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report thereon. The unaudited consolidated financial statements of the Company as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, have not been audited, but in the opinion of management contain all accruals and adjustments necessary to present fairly such financial information as of such dates and for such periods. Results for the nine months ended September 30, 1996 are not necessarily indicative of results that can be expected for the full year.

  A representative of Grant Thornton LLP will be present at the Special Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised orally at the meeting.

          The combined financial statements of American Care as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, included in this Proxy Statement, have been audited by Coopers & Lybrand L.L.P., independent accountants, as stated in their report thereon. The unaudited combined financial statements of American Care as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, have not been audited, but in the opinion of American Care's management contain all accruals and adjustments necessary to present fairly such financial information as of such dates and for such periods. Results for the nine months ended September 30, 1996 are not necessarily indicative of results that can be expected for the full year.

                                    By Order of the Board of Directors



                                    James R. Gilley,
                                    President and Chief Executive Officer

                         INDEX TO FINANCIAL STATEMENTS

GREENBRIAR CORPORATION MANAGEMENT'S DISCUSSION
 AND ANALYSIS OR PLAN OF OPERATION........................................  F-3

AMERICAN CARE COMMUNITIES, INC. MANAGEMENT'S
  DISCUSSION AND ANALYSIS OR PLAN OF OPERATION............................  F-8

PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS.........................  F-11

Pro Forma Condensed Combined Balance Sheet as of September 30, 1996.......  F-12
Pro Forma Condensed Combined Statements of Operations for the years ended
  December 31, 1994 and 1995..............................................  F-13
Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 1995 and 1996.......................................  F-15
Notes to Pro Forma Condensed Combined Financial Statements................  F-17

GREENBRIAR CORPORATION

Report of Independent Certified Public Accountants........................  F-18
Consolidated Balance Sheets as of December 31, 1995
  and September 30, 1996 (unaudited)......................................  F-19

Consolidated Statements of Operations for the years ended December 31, 1994 and 1995, and for the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)... F-21

Consolidated Statements of Changes in Stockholders' Equity for
  the years ended December 31, 1994 and 1995,
  and the nine months ended September 30, 1996 (unaudited)................  F-22

Consolidated Statements of Cash Flows for the years ended December 31, 1994 and 1995, and the nine months ended September 30, 1995 (unaudited) and 1996 (unaudited)... F-23

Notes to Consolidated Financial Statements................................  F-25

AMERICAN CARE COMMUNITIES, INC.

Report of Independent Accountants.........................................  F-38

Combined Balance Sheets as of December 31, 1995
  and September 30, 1996 (unaudited)......................................  F-39

Combined Statements of Operations and
  Accumulated Deficit for the years
  ended December 31, 1994 and 1995, and for the nine months
  ended September 30, 1995 (unaudited) and 1996 (unaudited)................ F-41
Combined Statements of Cash Flows for the years
  ended December 31, 1994 and 1995, and the nine months
  ended September 30, 1995 (unaudited) and 1996 (unaudited)................ F-42

Notes to Combined Financial Statements..................................... F-43

                            GREENBRIAR CORPORATION
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OR PLAN OF OPERATION


OVERVIEW

  During 1994 the Company began a series of steps to focus its business on the development, construction, management and ownership of assisted living properties. In addition to its assisted living operations, the Company's historical businesses during the past five years have included ownership and operation of skilled nursing centers, real estate investments and manufacture and leasing of electric convenience vehicles and wheelchairs. The nursing centers and convenience vehicle businesses have been sold, and the real estate investments are being liquidated. Also, in 1994 and 1995, the Company sold its
existing assisted living/retirement facilities.   Revenues and earnings in years
prior to 1996 are attributed to these prior businesses. During 1994, the Company began independently to develop its assisted living business, began construction of its first assisted living facility in July 1995, and opened such facility to residents on May 30, 1996. By September 30, 1996, the Company was operating 17 assisted living facilities and had seven additional assisted living facilities under construction (i.e., construction activities have commenced and are ongoing) and was developing 11 additional assisted living facilities. In order to increase the Company's presence in the assisted living industry, the Company acquired Wedgwood in March 1996.

LIQUIDITY AND CAPITAL RESOURCES

  At September 30, 1996, the Company had positive working capital of $4,179,000. During the first quarter of 1996, the Company sold the American Mobility Group, Inc. ("AMI"), which was a continuation of the Company's program of selling its non-strategic assets and using the proceeds to invest in existing operations. The sale of AMI is not expected to have a material impact on the Company's liquidity. In March 1996, the Company acquired Wedgwood. As of September 30, 1996, the Company and Wedgwood have combined assets of $94,899,000, combined liabilities of $54,502,000 and combined stockholders' equity of $40,397,000.
The Company has sufficient liquidity and capital resources to meet its current obligations.

  Net cash used for operating activities during the nine months ended September 30, 1996 was $2,360,000, principally constituting general and administrative expenses and, in anticipation of continued growth, the cost of locating and developing new sites for assisted living facilities.

  Net cash used in investing activities during the nine months ended September 30, 1996 was $7,694,000, resulting primarily from development and construction of assisted living facilities in Texas.

  Net cash provided by financing activities during the nine months ended September 30, 1996 was $7,080,000 resulting principally from the proceeds from loans or leases which were used by the Company to finance the development and construction of assisted living facilities.

  During the past five years the Company has met its needs for liquidity and capital resources primarily from profitable sales of assets acquired for investment, and, to a lesser extent, from cash flow from operated businesses. The assets acquired and sold have included real estate properties acquired in the merger in 1993 with EquiVest Inc. ("EquiVest"), six skilled nursing facilities, two retirement centers, AMI and an eating disorder facility.

  As of September 30, 1996 the Company owned three retail centers located in Georgia and one shopping center located in North Carolina. The Company has an agreement for the sale of the three retail centers and anticipates the sale will occur in the fourth quarter of 1996. The Company is seeking a buyer for the North Carolina property. The Company anticipates that the properties will be sold for an amount which at least equals the book value of $5,405,000.

  Since January 1, 1994, the sources of cash from investment activities included approximately $18,200,000 received in January 1995 from the sale of The Fountainview retirement facility in West Palm Beach, Florida; approximately $26,600,000 in proceeds from the sale of the properties acquired in the merger with EquiVest; and approximately $6,900,000 in proceeds from the sale of the Rivermont retirement facility in December 1994.

  Net cash used in financing activities since January 1, 1994 have consisted primarily of repayments of mortgage indebtedness as real estate investments were sold totaling approximately $50,000,000, payments of preferred dividends totaling approximately $400,000, and repurchases of Common Stock totaling approximately $2,000,000, offset by additional borrowings of approximately $15,600,000 for real estate investments and working capital.

  The Company will utilize additional financing to develop additional assisted living facilities currently under construction and development. Seven facilities were under construction as of September 30, 1996. The Company is responsible for arranging financing for six of them and a development partner is responsible for arranging financing for the seventh. The six facilities for which the Company is arranging financing are subject to fixed cost construction contracts and other arrangements estimated to cost approximately $25,421,000 and are estimated to be substantially completed by December 31, 1997.

  The Company currently has a number of sites under development (i.e., the site is under control of the Company and development activities such as site permitting, preparation of surveys, architectural plans and negotiation of construction contracts have commenced). The number of facilities that are actually constructed is dependent, in large part, on the availability of financing for both construction and start up costs. Further, the Company's development growth will be balanced with its acquisition of existing facilities.

  As of September 30, 1996, the Company has loans in place or has received commitments for future financing, subject, in the case of the commitments, to final documentation, as follows:

          (i) Health Care REIT, Inc. has issued a commitment to provide $60 million over three years to acquire and pay 100% of the construction costs of assisted living facilities to be leased to the Company. The term of the leases will range from 11 years to 14 years plus two five year renewal options, with lease payments based upon the interest rate on U.S. Treasury notes plus 3.75%, subject to inflation adjustments not to exceed .25% per year. A 1% commitment fee is required. The Company will have the option to purchase each facility at the end of the term for its original cost plus 50% of the increase in its fair market value. As additional security to the lessor, the Company will provide a letter of credit for 5% of the amount financed, a first lien on personal property and receivables of the facility, and subordination of management fees and rentals from subtenants.

          (ii) In 1995 Health Care REIT, Inc. provided mortgage loan commitments for two facilities totaling $16,891,000. Of that amount, $4,536,000 was used to refinance one of the facilities (Camelot) and $5,625,000 is being used to construct another facility (Villa de la Rosa) which will open in the fourth quarter of 1996. The balance includes $5,160,000 to fund construction of the Camelot Assisted Living facility scheduled to begin construction in the third quarter of 1996 and $645,000 to fund certain improvements to the existing Camelot facility that is currently under construction, along with $925,000 for the construction of a second Villa de la Rosa, which is not presently scheduled for development and is not included in the development and construction total. The construction loans convert to term loans upon completion of construction. The term loans mature in seven to ten years, initially bear interest at a rate of 4.5% over the corresponding U.S. Treasury Note rate and are secured by the facilities, an assignment of leases, rents and management contract, letters of credit, and an assignment of the facilities licenses and permits.

          (iii) Commitments from First National Bank & Trust Co. of McAlester, Oklahoma of $5.2 million to provide mortgage financing for the two assisted living facilities under construction in Muskogee, Oklahoma and Sherman, Texas. Such loans require a 2% commitment fee and are payable in 10 years (but callable at the discretion of the bank in 5 years) based on a 20 year amortization, with interest at prime plus 2% (subject to a minimum interest rate of 8.70% and a maximum interest rate of 12.75%).

          (iv) In 1995 Investors Real Estate Trust ("IRET") issued a commitment to provide 100% of the construction costs up to $2,810,000 for the Sweetwater Springs, Georgia facility that opened in October 1996. Upon completion the facility will be leased to the Company for a term of 15 years. In 1996 the commitment was increased by $1,540,000 to a maximum of $4,350,000 in order to provide for the construction of a second phase of the facility, consisting of 16 Alzheimer's special care units. The monthly lease payments will be based on the funded amount and on annual interest rates of 11.0% for the first five years, 12.65% for the next five years and 14.55% for the last five years of the lease. The Company has an option to purchase the facility at fair market value during the first nine months of the fourteenth year of the lease. The lease is secured by the facility.

  In addition to development and construction financing Comerica Bank-Texas has issued a commitment to provide $1,600,000 to finance buses and other vehicles to transport residents of the Company's facilities. Each vehicle will be financed at 90% of cost, and the loan for each vehicle will be amortized over 48 months. The interest rate will be prime plus one percent.

  The Company believes it has adequate resources to complete its facilities currently under construction and development and currently plans to use the balance of such committed sources and its net working capital in excess of operating needs for future development of assisted living facilities.

  Future development activities of the Company are dependent upon obtaining capital and financing through various means, including financing obtained from sale/leaseback transactions, construction financing, long-term state bond financing, debt or equity offerings and, to the extent available, cash generated from operations. There can be no assurance that the Company will be able to obtain adequate capital to finance its projected growth. Although the Company announced in October 1996 that it planned to file a registration statement for a public offering of Common Stock, such offer has been postponed pending the completion of the American Care Acquisition.

RESULTS OF OPERATIONS

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1996 AS COMPARED TO THREE AND NINE MONTHS ENDED SEPTEMBER 30, 1995

Revenues and Operating Expenses from Assisted Living Operations. Effective March 31, 1996, the Company acquired Wedgwood which operates 16 assisted living facilities in six states, with a capacity for 1,276 residents (including 111 residents who have purchased units from the Company), consisting of 15 facilities owned by the Company or in which it has ownership or leasehold interests and one facility managed for a third party. The revenue and related operating expenses from the assisted living operations reflect the operations of those 15 facilities, as well as one facility which opened in June 1996.

                                                 THREE MONTH PERIOD ENDED
                                                     SEPTEMBER 30, 1996
                                              ----------------------------------
                                                   (Amounts in thousands)

                                              Stabilized    Start-up
                                              Facilities  Facilities
                                                 (1)          (2)        Total
                                              ----------  ----------   ---------
Assisted living facility income                  $3,940     $ 553        $4,493
Assisted living facility operating expenses       2,268       574         2,842
                                                 ------     -----        ------
Gross operating income                            1,672       (21)        1,651

Lease expense                                       371        61           432
Facility depreciation and amortization              320       101           421
                                                 ------     -----        ------

Income (loss) from facility operations           $  981     $(183)       $  798
                                                 ======     =====        ======

                                                    NINE MONTH PERIOD ENDED
                                                       SEPTEMBER 30, 1996
                                              ----------------------------------
                                                      (Amounts in thousands)

                                              Stabilized    Start-up
                                              Facilities    Facilities
                                                 (1)           (2)        Total
                                              ----------    ----------   -------
Assisted living facility income                 $7,851        $  961      $8,812
Assisted living facility operating expenses      4,507         1,041       5,548
                                                ------        ------      ------
Gross operating income                           3,344           (80)      3,264

Lease expense                                      764           122         886
Facility depreciation and amortization             655           171         826
                                                ------        ------      ------

Income (loss) from facility operations          $1,925        $ (373)     $1,552
                                                ======        ======      ======

__________________________

          (1) Stabilized facilities are those facilities that have been operating for one year or have achieved stabilized occupancy of 95%.

          (2) Start-up facilities are those facilities that have not been operating for one year and have not achieved a stabilized occupancy of 95% or more.

          (3) The Company had 12 stabilized and 4 start-up facilities

          (4) The Company had no assisted living facilities during the first quarter of 1996.

          Corporate General and Administrative Expenses. Corporate general and administrative expenses were $881,000 and $2,400,000 for the three and nine months ended September 30, 1996. Such expenses for the comparable period in 1995 were $647,000 and $1,947,000. The increases were due primarily to the acquisition of Wedgwood.

          Interest Expense. Interest expense for the three and nine months ended September 30, 1996 was $816,000 and $1,614,000 as compared to none and $98,000 for the comparable periods in 1995. The increase in interest expense represents the interest incurred on the mortgage debt and financing obligations on the Wedgwood properties.

          Gain on Sales of Assets. Gain on sales of assets during the three and nine month periods ended September 30, 1995 were $1,146,000 and $6,950,000, respectively. These gains were from the sale of The Fountainview in January 1995 ($5,149,000), the sale of an economic interest in a legal claim in June 1995 ($655,000) and the sale of the Company's rights to the funds in an escrow account in the year 2028 ($1,146,000).

          Discontinued Operations. Earnings from discontinued operations include both AMI, which was sold in February 1996, and the real estate operations that are for sale. AMI had earnings of $29,000 and $8,000 for the three and nine months ended September 30, 1995, respectively. The real estate operations had earnings of $54,000 and $170,000 for the three and nine months ended September 30, 1996, respectively, and earnings of $121,000 and $154,000 for the comparable periods in 1995. The sale in the first quarter of 1996 of AMI resulted in a gain on sale, net of tax, of $580,000.

FISCAL 1995 AS COMPARED TO FISCAL 1994

          Revenues. The Company reported revenue from operations of $557,000 and net earnings of $5,797,000 or $1.57 per share for the year ended December 31, 1995 compared to revenue from operations of $7,939,000 and net earnings of $1,788,000 or $.40 per share for the year ended December 31, 1994.

          Gain on Sale of Assets. Gain on sales of assets for the year ended December 31, 1995 was $6,950,000. This compares to $2,803,000 for the year ended December 31, 1994. Absent recognition of these gains, the Company would have had losses before income taxes in both 1995 and 1994.

          In January 1995 the Company sold what was then its remaining retirement and assisted living facility, The Fountainview, at a gain of
$5,149,000.   The Company determined to sell it because of the increased competition in West Palm Beach and to the refinancing required as a result of the pending maturity of existing financing. During 1994 the Company owned both The Fountainview and Rivermont Retirement Center, which was sold in December 1994. The assisted living revenues and expenses for 1994 reflect the operations for both The Fountainview and Rivermont for the entire year. The assisted living revenue and expenses for 1995 reflect the operations of The Fountainview for one month.

          In June 1995 the Company sold its economic interest in a legal claim with respect to Wespac Investors Trust III. The sales price was $1,085,000 and the Company recorded a gain of $654,000. Separately, the Company acquired 49% of the outstanding common stock of Wespac Investors Trust III in a private transaction. The Company immediately sold its economic interest in that stock at no gain or loss.

          As part of a larger transaction that occurred in 1992 the Company received the rights to the interest on certain escrow funds in the year 2028. At the time of the transaction, for accounting purposes, the Company placed no value on that right. In August 1995 the Company sold its rights to the future interest for $1,140,000 in cash.

          General and Administrative Expense. General and administrative expenses were $2,688,000 in 1995 as compared to $3,502,000 in 1994. The most significant reason for this decrease was the sale of The Fountainview in January 1995.

          Interest Income. Interest income was $1,176,000 in 1995 as compared to $208,000 in 1994. Interest expense was $101,000 in 1995 as compared to $2,221,000 in 1994. As the Company sells assets, it increases the cash it has available for investments. The increase in interest income reflects the interest received on those investments. The decrease in interest expense was caused principally by two factors. First, when the Company sold its assets it was also relieved of the obligation to pay interest on liabilities associated with those assets. Second, the Company used certain of its available cash to pay down corporate debt which further reduced interest expense in 1995.

          Deferred Taxes. At December 31, 1995, the Company had a deferred tax asset of $2,150,000. The asset is expected to be recovered within two to three years from earnings from current operations as well as gains from sales of assets.

EFFECT OF INFLATION

          The Company's principal sources of revenues are from resident fees from Company-owned or leased assisted living facilities and management fees from facilities operated by the Company for third parties. The operation of the facilities are affected by rental rates which are highly dependent upon market conditions and the competitive environment in the areas where the facilities are located. Compensation to employees is the principal cost element relative to the operations of the facilities. Although the Company has not historically experienced any adverse effects of inflation on salaries or other operating expenses, there can be no assurance that such trends will continue or that should inflationary pressures arise that the Company will be able to offset such costs by increasing rental rates or management fees.

                        AMERICAN CARE COMMUNITIES, INC.
                     MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OR PLAN OF OPERATION



OVERVIEW

          American Care was incorporated in July 1993. For the first five months of its existence, American Care conducted market evaluations, arranged sources of financing and negotiated the purchase of Berne Village, its first residence. The acquisition of Berne Village was consummated in December 1993, at which time American Care began its assisted living operations. Since that time, American Care has achieved significant growth in revenues, primarily due to its acquisition and operation of assisted living communities. From its inception, American Care has incurred net losses and, as of September 30, 1996, it had an accumulated deficit of approximately $2 million. Losses have resulted primarily from expenses associated with acquiring a significant number of assisted living communities, including costs associated with renovations and improvements. American Care currently owns, operates or manages a total of 16 assisted living facilities, with a capacity for 1,275 residents.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1996 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 1995



          Operating Revenues. Operating revenues increased 124.9% to $11,006,041 for the nine months ended September 30, 1996 from $4,892,805 for the nine months ended September 30, 1995. The increase was primarily attributable to the acquisition, in December 1995, of the remaining 70% of five assisted living communities in which a 30% minority interest had been acquired in January 1995. The increase was also due to the acquisition of one assisted living community in June 1995 and three assisted living communities in December 1995.

          Operating Expenses. Operating expenses, which include resident operating expenses and operating lease expenses, increased 197% to $8,831,234 for the nine months ended September 30, 1996 from $2,973,918 for the same period in 1995. The increase was primarily due to the one acquisition in June and to the three acquisitions in December 1995. As a percentage of total operating revenues, operating expenses increased to 80.2% for the first nine months of 1996 from 60.7% for the first nine months of 1995. The increase was primarily due to the December 1995 acquisitions, of which one was new and in fill-up mode and another had been neglected and had a low occupancy.

          General and Administrative. General and administrative expenses increased 74.3% to $1,512,303 during the first nine months of 1996 from $867,820 for the first nine months of 1995. The increase was attributable to the write-off of approximately $401,000 in deferred costs associated with an attempted initial public offering and other equity financings as well as the hiring of additional administrative and operational staff following the 1995 acquisitions. As a percentage of total operating revenues, general and administrative expenses decreased to 13.7% during the first nine months of 1996 from 17.7% during the first nine months of 1995.

          Depreciation and Amortization. Depreciation and amortization increased 40.0% to $478,837 for the nine months ended September 30, 1996 from $342,056 for the nine months ended September 30, 1995. The increase was primarily due to the acquisition in June 1995 and to one of three acquisitions in December 1995 which were depreciated during the first nine months of 1996. As American Care enters into sale and leaseback transactions, it anticipates that its depreciation expense as a percentage of total operating revenues should decrease and its lease rental expenses should increase.



          Net Interest Expense. Net interest expense increased 27.1% to $1,300,835 for the nine months ended September 30, 1996 from $1,023,254 for the nine months ended September 30, 1995. The increase was primarily due to increased debt service costs associated with the acquisition of the assisted living communities acquired in June 1995 and in December 1995. As a percentage of total operating revenues, net interest expenses decreased to 11.8% for the nine months ended September 30, 1996 from 20.9% for the nine months ended September 30, 1995.

          Net Loss. Net loss increased 316.9% to ($1,124,268) for the nine months ended September 30, 1996 from ($269,670) for the nine months ended September 30, l995, as a result of the factors outlined above.

FISCAL 1995 AS COMPARED TO FISCAL 1994

          Operating Revenues.   Operating revenues increased 89.9% to $7,406,763
in 1995 from $3,900,619 in 1994. The increase was primarily attributable to the acquisition of five additional assisted living communities during 1995 (including the facility sold in August 1996) and to an improvement in the operating performance of the assisted living communities acquired by American Care prior to 1995. American Care also acquired a minority interest in five other assisted living communities in January 1995, and acquired a 100% interest in these communities in December 1995. However, the impact of these transactions on 1995 revenues was not significant.

          Operating Expenses. Operating expenses, which include resident operating expenses and operating lease expenses, increased 74% to $4,814,763 in 1995 from $2,766,400 in 1994. The increase was primarily due to the 1995 acquisitions. As a percentage of total operating revenues, operating expenses decreased to 65% in 1995 from 70.9% in 1994. The decrease was primarily the result of improvements in the operating performance of the 1994 acquisitions.

          General and Administrative. General and administrative expenses increased 104.9% to $1,259,740 in 1995 from $614,932 in 1994. The increase was attributable to the hiring of additional administrative staff to support the operations of American Care following the 1995 acquisitions, and to the expansion of American Care's leased office space in June 1995. As a percentage of total operating revenues, general and administrative expenses increased to 17% in 1995 from 15.8% in 1994.

          Depreciation and Amortization. Depreciation and amortization increased 107.1% to $483,272 in 1995 from $233,408 in 1994. The increase was primarily due to 1995 being the first full year in which the facilities acquired in 1994 were depreciated. As a percentage of total operating revenues, depreciation and amortization increased to 6.5% in 1995 from 6% in 1994. The increase was primarily due to the acquisition of two assisted living communities during the first half of 1995 both of which were debt financed. As American Care enters into sale and leaseback transactions, its depreciation expense as a percentage of total operating revenues should decrease and its lease rental expenses should increase.

          Net Interest Expense. Net interest expense increased 167.9% to $1,424,671 in 1995 from $531,770 in 1994. The increase was primarily due to increased debt service costs associated with the acquisition of three assisted living communities during 1995 which were debt financed and as a result of American Care increasing its borrowings secured against Berne Village. As a percentage of total operating revenues, interest expense increased to 19.2% in 1995 from 13.6% in 1994.

          Net Loss. Net loss increased 113.4% to $524,778 in 1995 from $245,891 in 1994, as a result of the factors outlined above.

LIQUIDITY AND CAPITAL RESOURCES

          Since its first acquisition in December 1993, American Care has financed its operations and its acquisition program through a combination of short-term debt, real estate mortgage financing, seller leases and indebtedness guaranteed by its stockholders. American Care's permanent mortgage financing provide for balloon repayments in the next four to eleven years, bear interest at market rates ranging from the prime rate plus 1/2% for variable rates to a range of 10.0% to 11.35% for fixed rates, and are secured by one or more of the residential communities.

          On August 1, 1996, American Care divested an assisted living residence in North Carolina for $1,575,000. This residence was one of four residences owned by American Care and secured by a note to Health and Retirement Properties Trust, Inc. ("HRPT"). American Care has used approximately $175,000 for working capital and closing costs, and the remaining $1,400,000 was escrowed by HRPT to be applied to capital improvements to the three remaining secured properties. American Care plans to use this sum to carry out capital improvements to Berne Village, Graybrier and Rose Tara Plantation, and as of September 30, 1996 had drawn approximately $200,000 for this purpose.



          In October 1995, American Care issued a note to CRM Assisted Living Company, LLC ("CRM") for $500,000 bearing interest at an annual rate of 6.23%. The capital was utilized by American Care for working capital purposes. This note will be canceled at the closing of the American Care Acquisition in exchange for 44,643 of the Acquisition Shares; at which time Greenbriar will also grant to an affiliate of CRM an immediately exercisable option to acquire 17,551 of the Acquisition Shares for an exercise price of $2.00 per share, in return for advisory services to be provided by such affiliate.

EFFECT OF INFLATION

          American Care's principal source of revenues are from resident fees from American Care-owned or leased assisted living facilities and management fees from facilities operated by American Care for third parties. The operation of the facilities are affected by rental rates which are highly dependent upon market conditions and the competitive environment in the areas where the facilities are located. Compensation to employees is the principal cost element relative to the operations of the facilities. Although American Care has not historically experienced any adverse effects of inflation on salaries or other operating expenses, there can be no assurance that such trends will continue or that should inflationary pressures arise that American Care will be able to offset such costs by increasing rental rates or management fees.

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                 (UNAUDITED)


  The following unaudited pro forma condensed combined financial information has been prepared by the Company based on the audited financial statements and the related notes thereto of the Company, Wedgwood and American Care for the years ended December 31, 1994 and 1995, the unaudited financial statements of the Company and American Care as of September 30, 1996 and for the nine months ended September 30, 1995 and 1996, and Wedgwood for the three months ended March 31, 1996, and give effect to the American Care and Wedgwood Acquisitions as though they occurred January 1, 1994, and reflect the assumptions and adjustments described in the accompanying notes. The Wedgwood Acquisition has been accounted for using the purchase method of accounting. The results of operations of Wedgwood are reflected in the historical statement of operations of the Company beginning April 1, 1996. The American Care Acquisition has been accounted for as a pooling of interests. The following unaudited pro forma condensed combined financial information is not necessarily indicative of the actual results that would have been achieved if the Wedgwood and American Care Acquisitions had actually been completed as of the date indicated, or which may be realized in the future. The pro forma statement of operations for the years ended December 31, 1995 and 1994 and the nine months ended September 30, 1995 also gives effect to the disposition of The Fountainview (January 1995). The unaudited pro forma condensed combined financial information should be read in conjunction with the financial statements of the Company and American Care and the related notes thereto included elsewhere in this Proxy. See "Index to Consolidated Financial Statements."

                             GREENBRIAR CORPORATION
                 PRO FORMA COMBINED BALANCE SHEET (UNAUDITED)
                             (Amounts in thousands)

                               September 30, 1996

                                                Greenbriar     American    Pro forma
            ASSETS                              Corporation      Care      Adjustments     Combined
                                                -----------    --------    -----------     --------
CURRENT ASSETS
 Cash and cash equivalents                         $ 4,225      $    24       $   -         $  4,249
 Accounts receivable
   Trade                                               746          353           -            1,099
   Other                                                 -           99           -               99
 Real estate operations held for sale,
   at lower of cost or market                        5,405            -           -            5,405
 Other current assets                                1,151        1,388           -            2,539
                                                   -------      -------       -----         --------

     Total current assets                           11,527        1,864           -           13,391

INVESTMENT IN SECURITIES, AT COST                    4,266            -           -            4,266

NOTES RECEIVABLE                                     8,959            -           -            8,959

PROPERTY AND EQUIPMENT, AT COST
 Land                                                7,832        2,435           -           10,267
 Buildings and improvements                         48,628        9,295           -           57,923
 Furniture, fixtures, and equipment                  2,078        1,561           -            3,639
 Construction in process                             6,790        5,214           -           12,004
                                                   -------      -------       -----         --------
                                                    65,328       18,505           -           83,833
   Less accumulated depreciation
     and amortization                                1,106          911           -            2,017
                                                   -------      -------       -----         --------
                                                    64,222       17,594           -           81,816

RESTRICTED CASH AND INVESTMENTS                      3,521            -           -            3,521

OTHER ASSETS                                         2,404        1,833           -            4,237
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Current maturities of long-term obligations       $   977      $ 5,638       $(500)(7)     $  6,115
 Due to affiliates                                     589          358           -              947
 Long-term debt collateralized by property
   under contract of sale                              903            -           -              903
 Accounts payable - trade                            2,335        1,301           -            3,636
 Accrued expenses                                    1,455        1,126         800 (6)        2,721
 Other current liabilities                           1,089           37           -            1,126
                                                   -------      -------       -----         --------

   Total current liabilities                         7,348        8,460         300           15,448

LONG-TERM DEBT, less current maturities             43,034       14,788           -           57,822

DEFERRED INCOME TAXES                                1,037            -           -            1,037

DEFERRED GAIN                                        3,083            -           -            3,083

STOCKHOLDERS' EQUITY (DEFICIT)                      40,397       (1,957)       (300)(6)(7)    38,800
                                                   -------      -------       -----         --------

                                                   $94,899      $21,291       $   -         $116,190
                                                   =======      =======       =====         ========

See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1994
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments   Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------   --------
Revenues
 Assisted living facilities        $ 7,939     $(6,000)     $12,018     $    -       $13,957     $ 3,708      $   -       $17,665

Expenses
 Assisted living facilities          5,059      (4,340)       8,585          -         9,304       2,766          -        12,070
 Facility depreciation and
  amortization                           -         -          1,216        (95)(1)     1,121         233          -         1,354
 General and administrative          3,502        (293)         738          -         3,947         615          -         4,562
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                     8,561      (4,633)      10,539        (95)       14,372       3,614          -        17,986
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Operating profit (loss)             (622)     (1,367)       1,479         95          (415)         94          -          (321)

Other income (expense)
 Interest and dividend income          208           -           74          -           282           8          -           290
 Interest expense                   (2,221)      1,647       (2,191)         -        (2,765)       (540)         -        (3,305)
 Gain on sales of assets             2,803           -            -          -         2,803           -          -         2,803
 Other                                   -           -           77          -            77         192          -           269
                                   -------     -------      -------     ------       -------     -------      -----       -------
                                       790       1,647       (2,040)         -           397        (340)         -            57

  Earnings (loss) from
   continuing operations
   before income taxes                 168         280         (561)        95           (18)       (246)         -          (264)

Income tax expense
 (benefit)                            (201)          -            -        194 (3)        (7)          -        (93)(3)      (100)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations               369         280         (561)       (99)          (11)       (246)        93          (164)

Preferred dividend
 requirement                          (327)          -            -       (320)(2)      (647)          -          -          (647)
                                   -------     -------      -------     ------       -------     -------      -----       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $    42     $   280        $  (561)  $ (419)      $  (658)    $  (246)     $  93       $  (811)
                                   =======     =======        =======   ======       =======     =======      =====       =======

Earnings (loss) per share
 from  continuing operations         $0.01                                                                                 $(0.16)

Weighted average number of
 common and equivalent
 shares outstanding                  3,679                                                                                  4,979


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                      For the year ended December 31, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   557     $  (557)     $14,940     $     -       $14,940     $ 6,811    $     -       $21,751

Expenses
 Assisted living facilities            322        (322)      10,916           -        10,916       4,815          -        15,731
 Facility depreciation and
   amortization                          -           -        1,374         (95)(1)     1,279         483          -         1,762
 General and administrative          2,688         (38)         959           -         3,609       1,260          -         4,869
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     3,010        (360)      13,249         (95)       15,804       6,558          -        22,362
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (2,453)       (197)       1,691          95          (864)        253          -          (611)

Other income (expense)
 Interest and dividend
  income                             1,176           -          160           -         1,336          23          -         1,359
 Interest expense                     (101)         73       (2,843)          -        (2,871)     (1,447)         -        (4,318)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                 239           -           94           -           333         646          -           979
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     8,264      (5,076)      (2,589)          -           599        (778)         -          (179)

  Earnings (loss) from
   continuing operations
   before income taxes               5,811      (5,273)        (898)         95          (265)       (525)         -          (790)

Income tax expense
 (benefit)                              94           -            -        (184)(3)       (90)          -       (210)(3)      (300)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             5,717      (5,273)        (898)        279          (175)       (525)       210          (490)

Preferred dividend
 requirement                          (225)          -            -        (320)(2)      (545)          -          -          (545)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 5,492     $(5,273)     $  (898)    $   (41)      $ (720)    $  (525)    $   210       $(1,035)
                                   =======     =======      =======     =======       ======     =======     =======       =======

Earnings (loss) per share
 from  continuing operations         $1.55                                                                                  $(0.21)

Weighted average number of
 common and equivalent
 shares outstanding                  3,539                                                                                   4,839


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1995
                    (in thousands, except per share amounts)

                                                                                    Combined
                                            Less operations                          before
                                               of the                               American
                                            Foundationview             Pro Forma      Care      American    Pro Forma
                                   Company      (4)        Wedgwood   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------  -------------- --------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $   555     $  (555)     $10,905     $     -       $10,905     $ 4,773    $     -       $15,678

Expenses
 Assisted living facilities            276        (276)       7,980           -         7,980       2,974          -        10,954
 Facility depreciation and
  amortization                          42         (42)         893         (77)(1)       816         342          -         1,158
 General and administrative          1,947         (40)         686           -         2,593         868          -         3,461
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     2,265        (358)       9,559         (77)       11,389       4,184          -        15,573
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Operating profit (loss)           (1,710)       (197)       1,346          77          (484)        589          -           105

Other income (expense)
 Interest and dividend income          941           -           61           -         1,002           4          -         1,006
 Interest expense                      (98)         73       (1,958)          -        (1,983)     (1,027)         -        (3,010)
 Gain on sales of assets             6,950      (5,149)           -           -         1,801           -          -         1,801
 Other                                  14           -          123           -           137         164          -           301
                                   -------     -------      -------     -------       -------     -------    -------       -------
                                     7,807      (5,076)      (1,774)          -           957        (859)         -            98

  Earnings (loss) from
   continuing operations
   before income taxes               6,097      (5,273)        (428)         77           473        (270)         -           203

Income tax expense
 (benefit)                           2,069           -            -      (1,889)(3)       180           -       (103)(3)        77
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations             4,028      (5,273)        (428)      1,966           293        (270)       103           126

Preferred dividend
 requirement                          (176)          -            -        (240)(2)      (416)          -          -          (416)
                                   -------     -------      -------     -------       -------     -------    -------       -------

  Earnings (loss) from
   continuing operations
   allocable to common
   stockholders                    $ 3,852     $(5,273)     $  (428)    $ 1,726       $  (123)    $  (270)   $   103       $  (290)
                                   =======     =======      =======     =======       =======     =======    =======       =======

Earnings (loss) per share
 from  continuing operations         $1.08                                                                                  $(0.06)

Weighted average number of
 common and equivalent
 shares outstanding                  3,551                                                                                   4,851


See accompanying explanatory notes.

        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

                  For the nine months ended September 30, 1996
                    (in thousands, except per share amounts)

                                                                        Combined
                                                                         before
                                                                        American
                                                           Pro Forma      Care       American    Pro Forma
                                   Company   Wedgwood(5)   Adjustments  acquisition    Care     Adjustments    Combined
                                   -------   -----------  ------------  -----------  --------   -----------    --------
Revenues
 Assisted living facilities        $ 8,898     $ 4,262      $     -       $13,160     $10,894     $     -      $24,054

Expenses
 Assisted living facilities          5,548       3,182            -         8,730       7,077           -       15,807
 Lease expense                         886           -            -           886       1,755           -        2,641
 Facility depreciation and
  amortization                         826         488          (95)(1)     1,219         479           -        1,698
 General and administrative          2,400         322            -         2,722       1,519           -        4,241
                                   -------     -------      -------       -------     -------     -------      -------
                                     9,660       3,992          (95)       13,557      10,830           -       24,388
                                   -------     -------      -------       -------     -------     -------      -------

  Operating profit (loss)             (762)        270           95          (397)         64           -         (333)

Other income (expense)
 Interest and dividend
  income                               674          13            -           687           8           -          695
 Interest expense                   (1,614)       (845)           -        (2,459)     (1,309)          -       (3,768)
 Gain on sales of assets                32           -            -            32           -           -           32
 Other                                 (53)         28            -           (25)        113           -           88
                                   -------     -------      -------       -------     -------     -------      -------
                                      (961)       (804)           -        (1,765)     (1,188)          -       (2,953)

  Loss from continuing
   operations before
   income taxes                     (1,723)       (534)          95        (2,162)     (1,124)          -       (3,286)

Income tax benefit                    (656)          -         (167)(3)      (823)          -        (426)(3)   (1,249)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing operations   (1,067)       (534)         262        (1,339)     (1,124)        426       (2,037)

Preferred dividend
 requirement                          (247)          -          (80)(2)      (327)          -           -         (327)
                                   -------     -------      -------       -------     -------     -------      -------

  Loss from continuing
   operations
   allocable to common
    stockholders                   $(1,314)    $  (534)     $   182       $(1,666)    $(1,124)    $   426      $(2,364)
                                   =======     =======      =======       =======     =======     =======      =======

Loss per share from
 continuing operations              $(0.37)                                                                     $(0.49)

Weighted average number of
 common and equivalent
 shares outstanding                  3,559                                                                       4,859


See accompanying explanatory notes.

          NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


A. The pro forma condensed combined financial statements reflect the acquisition by the Company in March 1996 of substantially all of the assets and liabilities of a number of companies under common control and managed by Wedgwood and the proposed acquisition of American Care. The total purchase price for Wedgwood was $17,223,000, consisting of preferred stock valued at $16,203,000 and cash and transaction costs totaling approximately $1,020,000. The preferred stock issued includes 675,000 shares of Series D Preferred Stock which was issued to James R. Gilley, Chief Executive Officer of the Company, and members of his family. These shares were valued at Mr. Gilley's cost in the acquired property of approximately $2,300,000. The consideration for the proposed acquisition of American Care, which is to be accounted for as a pooling of interests, is 1,240,000 shares of the Company's common stock.


B. The pro forma financial statements reflect the following adjustments:

   1. To reflect the difference in depreciation and amortization on Wedgwood property and equipment and other assets due to change in asset bases and lives under purchase accounting using lives from 5 to 35 years; Wedgwood historically had utilized lives of 5 to 28 years.

   2. To reflect the dividend requirement on the Series D Preferred Stock issued in the acquisition of Wedgwood.

   3. To adjust income tax expense based upon applying the statutory tax rate to pre-tax income. If the Wedgwood acquisition had taken place at January 1, 1994, the deferred tax liabilities arising from the transaction would have eliminated the need for a change in the deferred tax asset valuation allowance at that date. Accordingly, there would have been no change in the valuation allowance during the year ended December 31, 1995 and, therefore, the effective tax rate would have approximated 38%. The Company considers the use of its net operating loss carryforwards as a result of Wedgwood acquisition to be more likely than not.

   4. In January 1995, the Company sold The Fountainview. The pro forma statements of operations reflect the operations of the Company as adjusted to reflect this disposition.

   5. The statement of operations of Wedgwood covers the three months ended March 31, 1996. Beginning April 1, 1996, Wedgwood operations are consolidated with the Company.



   6. To accrue professional fees, estimated by the Company to be $800,000, related to the proposed merger with American Care. These expenses as well as professional fees provided in exchange for options, valued at approximately $200,000, to purchase shares of the Company's common stock, have not been reflected in the pro forma combined statements of operations, but will be included in future statements of operations of the Company.



   7. To reflect the retirement of a $500,000 note payable in exchange for 44,643 shares of the Company's common stock.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Stockholders
Greenbriar Corporation


We have audited the accompanying consolidated balance sheet of Greenbriar Corporation and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Greenbriar Corporation and subsidiaries as of December 31, 1995, and the consolidated results of their operations and their consolidated cash flows for each of the two years in the period then ended, in conformity with generally accepted accounting principles.


/s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Dallas, Texas
March 8, 1996 (except for the third paragraph of Note B, as to which the date is August 16, 1996)

                             GREENBRIAR CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                 (Amounts in thousands, except per share data)



                                                           December 31,   September 30,
ASSETS                                                         1995           1996
                                                           -------------  ------------
                                                                           (unaudited)
CURRENT ASSETS
 Cash and cash equivalents                                       $ 7,199      $ 4,225
 Accounts receivable - trade                                          23          746
 Deferred income tax benefit                                       2,150            -
 Real estate operations held for sale, at lower of cost
  or market                                                            -        5,405
 Other current assets                                              1,536        1,151
                                                                 -------      -------

          TOTAL CURRENT ASSETS                                    10,908       11,527

REAL ESTATE OPERATIONS HELD FOR SALE,
 AT LOWER OF COST OR MARKET                                        3,190            -

NET ASSETS OF MOBILITY GROUP                                       3,371            -

INVESTMENT IN SECURITIES, AT COST                                  1,853        4,266

MORTGAGE NOTES RECEIVABLE                                          7,368        8,959

PROPERTY AND EQUIPMENT, AT COST
 Land                                                                322        7,832
 Buildings and improvements                                          767       48,628
 Equipment and furnishings                                           203        2,078
 Construction in progress                                          1,576        6,790
                                                                 -------      -------
                                                                   2,868       65,328
  Less accumulated depreciation                                      252        1,106
                                                                 -------      -------
                                                                   2,616       64,222

RESTRICTED CASH AND INVESTMENTS                                        -        3,521

OTHER ASSETS                                                         466        2,404
                                                                 -------      -------

                                                                 $29,772      $94,899
                                                                 =======      =======

                             GREENBRIAR CORPORATION

                 (Amounts in thousands, except per share data)



                                                                            December 31,  September 30,
LIABILITIES AND STOCKHOLDERS' EQUITY                                            1995          1996
                                                                           --------------  -----------
                                                                                           (unaudited)

CURRENT LIABILITIES
 Note payable                                                                    $     -      $     -
 Current maturities of long-term debt                                                  8          977
 Due to affiliates                                                                     -          589
 Long-term debt collateralized by properties under
   contract of sale                                                                    -          903
 Accounts payable - trade                                                            412        2,335
 Accrued expenses                                                                    343        1,455
 Other current liabilities                                                           130        1,089
                                                                                 -------      -------

        TOTAL CURRENT LIABILITIES                                                    893        7,348

LONG-TERM DEBT                                                                       901       43,034

DEFERRED INCOME TAXES                                                                  -        1,037

DEFERRED GAIN                                                                      3,083        3,083

STOCKHOLDERS' EQUITY
 Series B cumulative convertible preferred stock, $.10 par value;
   liquidation value of $1,330 and $353, respectively;
   authorized, 100 shares; issued and outstanding, 14 shares
   and 4 shares, respectively                                                          1            1
 Series C cumulative convertible preferred stock, $.10 par
   value; liquidation value of $2,000; authorized, issued and
   outstanding, 20 and 10 shares, respectively                                         2            1
 Series D cumulative preferred stock, $.10 par value; liquidation value
   of $3,375; authorized, issued and outstanding, 675 shares in 1996                   -           68
 Common stock, $.01 par value; authorized, 20,000 shares; issued and
   outstanding, 3,452 and 5,170 shares, respectively                                  35           51
 Additional paid-in capital                                                       33,957       50,026
 Accumulated deficit                                                              (6,584)      (7,234)
                                                                                 -------      -------
                                                                                  27,411       42,913
 Less stock purchase notes receivable (including $2,438
   from related parties)                                                          (2,516)      (2,516)
                                                                                 -------      -------
                                                                                  24,895       40,397
                                                                                 -------      -------

                                                                                 $29,772      $94,899
                                                                                 =======      =======

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                   (Amounts in thousands, except share data)

                                                                                  Nine months
                                                   Year ended December 31,    ended September 30,
                                                  -------------------------  ---------------------
                                                      1994         1995        1995        1996
                                                  ------------  -----------  ---------  ----------
                                                                                   (unaudited)
REVENUE
 Assisted living facility income                      $ 7,939      $   557    $   555     $ 8,812
 Other                                                      -            -          -          86
                                                      -------      -------    -------     -------
                                                        7,939          557        555       8,898

OPERATING EXPENSES
 Assisted living facility operations                    5,059          322        276       5,548
 Lease expense                                              -            -          -         886
 Facility depreciation and amortization                     -            -         42         826
 Corporate, general and administrative                  3,502        2,688      1,947       2,400
                                                      -------      -------    -------     -------
                                                        8,561        3,010      2,265       9,660
                                                      -------      -------    -------     -------
   Operating loss                                        (622)      (2,453)    (1,710)       (762)

Other income (expense)
 Interest and dividend income                             208        1,176        941         674
 Interest expense                                      (2,221)        (101)       (98)     (1,614)
 Gain on sales of assets                                2,803        6,950      6,950          32
 Settlement of lawsuit                                      -            -          -        (120)
 Minority interest in earnings of consolidated
  partnership                                               -            -          -         (76)
 Other                                                      -          239         14         143
                                                      -------      -------    -------     -------
                                                          790        8,264      7,807        (961)
                                                      -------      -------    -------     -------
     EARNINGS (LOSS) FROM CONTINUING
      OPERATIONS BEFORE INCOME TAXES                      168        5,811      6,097      (1,723)

INCOME TAX EXPENSE (BENEFIT)                             (201)          94      2,069        (656)
                                                      -------      -------    -------     -------

     EARNINGS FROM CONTINUING OPERATIONS                  369        5,717      4,028      (1,067)

DISCONTINUED OPERATIONS
 Earnings from operations, net of income taxes            241           19        162         170
 Gain on disposal, net of income taxes                  1,178           61          -         580
                                                      -------      -------    -------     -------

     NET EARNINGS (LOSS)                                1,788        5,797      4,190        (317)

Preferred stock dividend requirement                     (327)        (225)      (176)       (247)
                                                      -------      -------    -------     -------

Earnings (loss) allocable to common stockholders      $ 1,461      $ 5,572    $ 4,014     $  (564)
                                                      =======      =======    =======     =======

Earnings (loss) per share
 Continuing operations                                   $.01        $1.55      $1.08      $(0.37)
 Net earnings                                            $.40        $1.57      $1.13      $(0.16)

Weighted average number of common and
 equivalent shares outstanding                          3,679        3,539      3,551       3,559

         The accompanying notes are an integral part of this statement.

                             GREENBRIAR CORPORATION

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                             (Amounts in thousands)


                                     Preferred            Common                                      Stock
                                       stock               stock            Additional               purchase
                             -----------------------  -------------------     paid in   Accumulated    notes     Treasury   Total
                                Shares      Amount     Shares      Amount     capital     deficit    receivable    stock    equity
                             ------------  ---------  --------  ---------     --------  -----------  -----------  -------  --------

Balance at January 1, 1994         1,075      $ 107    18,395   $ 183         $36,132     $(13,616)     $(2,250)     $(7)  $20,549

 Issuance of shares                    -          -       147       2             179            -         (188)       7         -
 Dividends on preferred
  stock, including
  imputed dividends of $42            44          4         -       -             131         (328)           -        -      (193)
 Net earnings                          -          -         -       -               -        1,788            -        -     1,788
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balance at December 31,  1994      1,119        111    18,542     185          36,442      (12,156)      (2,438)       -    22,144

 Issuance of shares                    -          -       116       1              77            -          (78)       -         -
 Conversion of preferred
  stock                               (1)         -        19       -               -            -            -        -         -
 Conversion of
  subordinated debt                    -          -        67       1             199            -            -        -       200
 Purchase of common stock              -          -    (1,226)    (12)         (1,998)           -            -        -    (2,010)
 Purchase of preferred
  stock                           (1,085)      (108)        -       -            (976)           -            -        -    (1,084)
 Dividends on preferred
  stock                                1          -         -       -              73         (225)           -        -      (152)
 One-for-five reverse
  stock split                          -          -   (14,066)   (140)            140            -            -        -         -
 Net earnings                          -          -         -       -               -        5,797            -        -     5,797
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balances at December 31, 1995         34          3     3,452      35          33,957       (6,584)      (2,516)       -    24,895

 Net loss                              -          -         -       -               -         (317)           -        -      (317)
 Conversion of preferred
  stock                           (1,971)      (196)    1,730      16             180            -            -        -         -
 Purchase of common stock              -          -       (12)      -            (120)           -            -        -      (120)
 Dividends on preferred
  stock                                1          -         -       -              69         (333)           -        -      (264)
 Issuance of preferred
  stock - purchased company        2,625        263         -       -          15,940            -            -        -    16,203
                                  ------      -----   -------   -----         -------     --------   ----------   ------   -------

Balances at September 30,
 1996 (unaudited)                    689      $  70     5,170   $  51         $50,026     $ (7,234)     $(2,516)  $    -   $40,397
                                  ======      =====   =======   =====         =======     ========   ==========   ======   =======

         The accompanying notes are an integral part of this statement.

                             GREENBRIAR CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Amounts in thousands)

                                                                                        Nine months
                                                                                           ended
                                                              Year ended December 31,   September 30,
                                                              -----------------------  ---------------
                                                               1994      1995           1995      1996
                                                              -------   -------        -------   ------
                                                                                          (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net earnings (loss)                                          $ 1,788   $ 5,797        $ 4,190   $  (317)
 Adjustments to reconcile net earnings (loss) to net
  cash used in operating activities
    Discontinued operations                                    (1,419)       80           (162)     (750)
    Depreciation and amortization                               1,306       182             76       854
    Gain on sales of assets                                    (4,633)   (7,043)        (6,950)      (32)
    Recognition of deferred gain                               (1,070)        -              -         -
    Stock dividends on investment securities                        -      (175)             -         -
    Changes in operating assets and liabilities
      Due from (to) affiliates                                      -         -              3      (135)
      Accounts receivable                                         (72)    1,902            795      (166)
      Refundable income taxes                                     945         -              -         -
      Assets held for resale                                        -         -              -         -
      Deferred income tax benefit                                 369        35          1,781      (197)
      Other current and noncurrent assets                      (2,381)       (9)         1,197    (2,358)
      Accounts payable and other liabilities                      818    (3,546)        (2,246)      751
                                                              -------   -------        -------   -------

          TOTAL ADJUSTMENTS                                    (6,137)   (8,574)        (5,506)   (2,033)
                                                              -------   -------        -------   -------

          NET CASH PROVIDED BY (USED IN)
           OPERATING ACTIVITIES OF:
             Continuing operations                             (4,349)   (2,777)        (1,316)   (2,350)
             Discontinued operations                              627       227            336       (10)
                                                              -------   -------        -------   -------

          NET CASH USED IN OPERATING ACTIVITIES                (3,722)   (2,550)          (980)   (2,360)

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                             (Amounts in thousands)

                                                                                Nine months
                                                                                    ended
                                                     Year ended December 31,    September 30,
                                                     -----------------------   ---------------
                                                         1994        1995      1995       1996
                                                     ----------   ----------   -------  ------
                                                                                 (unaudited)
CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sales of assets                       $ 32,196   $ 21,885   $ 19,361   $   256
 Collections of notes receivable                            -          -      1,500       175
 Proceeds from sales of discontinued operations         6,557          -          -         -
 Additions to real estate                                (462)       (54)         -         -
 Purchase of property and equipment                      (608)    (1,809)       (43)   (8,517)
 Net cash effect of (sale) purchase of subsidiary        (273)         -          -       739
 Additions to notes receivable                              -       (668)    (5,478)     (347)
 Investing activities of discontinued operations         (344)      (348)       483         -
                                                     --------   --------   --------   -------

               NET CASH PROVIDED BY (USED IN)
                INVESTING ACTIVITIES                   37,066     19,006     15,823    (7,694)

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from borrowings                              11,156          -          -     7,692
 Payments on debt
  Affiliates                                           (1,625)         -          -         -
  Other                                               (35,434)   (14,321)   (14,140)     (243)
 Dividends on preferred stock                            (193)      (152)       (92)     (247)
 Purchase of common and preferred stock                     -     (3,095)    (1,301)     (122)
 Purchase of treasury stock                                 -          -     (1,085)        -
 Other                                                      -          -        (17)        -
                                                     --------   --------   --------   -------

               NET CASH PROVIDED BY (USED IN)
                FINANCING ACTIVITIES                  (26,096)   (17,568)   (16,635)    7,080
                                                     --------   --------   --------   -------

               NET INCREASE (DECREASE) IN CASH
                AND CASH EQUIVALENTS                    7,248     (1,112)    (1,792)   (2,974)

Cash and cash equivalents at beginning of period        1,063      8,311      8,202     7,199
                                                     --------   --------   --------   -------

Cash and cash equivalents at end of period           $  8,311   $  7,199   $  6,410   $ 4,225
                                                     ========   ========   ========   =======

See Note C for supplemental disclosure of cash flows and noncash investing and financing transactions.

       The accompanying notes are an integral part of these statements.

                             GREENBRIAR CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS





NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

 Nature of Operations
 --------------------

 As discussed in Note B, Greenbriar Corporation (formerly Medical Resource Companies of America) has disposed of substantially all of its nonassisted-living operating assets. Its business will consist of development and operation of assisted living facilities which provide housing, hospitality and personal and healthcare services to elderly individuals. At December 31, 1995, the Company had one facility under construction and sites under contract for four facilities. In March 1996, the Company acquired a business that operates 16 facilities. See Note O.

 A summary of the significant accounting policies applied in the preparation of the accompanying consolidated financial statements follows.

 Principles of Consolidation
 ---------------------------

 The consolidated financial statements include the accounts of Greenbriar Corporation and its majority-owned subsidiaries (collectively, the Company). All significant intercompany transactions and accounts have been eliminated.

 Depreciation
 ------------

 Depreciation is provided for in amounts sufficient to relate the cost of property, plant and equipment to operations over their estimated service lives. Depreciation is computed by the straight-line method.

 Profit Recognition on Sales of Real Estate
 ------------------------------------------

 Gains on sales of real estate are recognized when the requirements of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate," are met. Until the requirements for full profit recognition have been met, a transaction is accounted for using either the deposit, cost recovery, installment sale or financing method, whichever is appropriate under the circumstances.

 Use of Estimates
 ----------------

 In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Cash Equivalents
 ----------------

 The Company considers all short-term deposits and money market investment with a maturity of less than three months to be cash equivalents.

 Impairment of Notes Receivable
 ------------------------------

 A note receivable is identified as impaired when it is probable that interest and principal will not be collected according to the contractual terms of the note agreement. The accrual of interest is discontinued on such notes, and no income is recognized until all past due amounts of principal and interest are recovered in full.

NOTE A - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES - CONTINUED

 Impairment of Long-Lived Assets
 -------------------------------

 The Company reviews its long-lived assets and certain identifiable intangibles for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In reviewing recoverability, the Company estimates the future cash flows expected to result from using the assets and eventually disposing of them. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value.

 Stock Options
 -------------

 Statement of Financial Accounting Standards No. 123 is effective for 1996 establishes financial accounting and reporting standards, based on fair value, for stock-based compensation plans. However, the statement permits, as an alternative, the use of existing accounting rules based on intrinsic values for such plans. The Company has elected to continue use of the intrinsic value method and will provide the pro forma disclosures prescribed by the statement.

 Interim Statements
 ------------------

 In the opinion of management, the unaudited interim financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine-month periods ended September 30, 1995 and 1996. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.

 Reclassifications
 -----------------

 Certain reclassifications have been made to the financial statements to classify revenues and expenses in a manner consistent with the Company's assisted living operations as presented in the financial statements as of and for the period ended September 30, 1996.

                            GREENBRIAR CORPORATION

NOTE B - DISCONTINUED OPERATIONS

 In 1994, management concluded that operation of skilled medical care facilities, consisting of nursing homes and eating disorder clinics, was not in the best interest of the Company. In September 1994, the Company sold its investment in Remuda Ranch Center for Anorexia and Bulimia, Inc. for shares of the buyer's preferred stock, which is not marketable, valued at $1,678,000.
 The sale resulted in a gain of $804,000. The preferred stock bears a cumulative dividend of 8% and is convertible into shares of common stock equal to approximately 4.9% of the outstanding shares at December 31, 1995.
 Valuation was based on discounted future cash flows. In December 1994, the Company's subsidiary, Altman Nursing, Inc., sold its two skilled nursing facilities for an aggregate price of $6,400,000, which resulted in a gain of $981,000. The aggregate gain of $1,785,000 has been presented net of applicable income taxes of $607,000

 In 1995, management decided to sell the mobility products segment. The segment was sold in February 1996 for stock and notes valued at approximately $4,300,000. A gain of approximately $930,000, less applicable income taxes, was recorded in the first quarter of 1996.

 In August 1996, the Company entered into contracts to sell three of its four remaining real estate assets. The fourth property, a shopping center, is being marketed and management expects to complete the sale within a year. Accordingly, the Company's real estate operations have been reflected as discontinued operations. Management expects that the proceeds from the sales will be at least equal to the $5,432,000 carrying value of the real estate assets.

                            GREENBRIAR CORPORATION

NOTE B - DISCONTINUED OPERATIONS - CONTINUED

 Summarized balance sheet data for the mobility products segment is as follows (amounts in thousands):

                                                            December 31,
                                                            ------------
                                                                1995
                                                            ------------
 Assets
  Current assets
   Cash                                                           $  220
   Inventories                                                       363
   Other                                                             174
                                                                  ------

    Total current assets                                             757

 Net property, plant and equipment                                   989
 Other noncurrent assets, primarily goodwill and patents           1,811
                                                                  ------
                                                                   3,557

Liabilities
 Current liabilities                                                 186
                                                                  ------

  Net assets                                                      $3,371
                                                                  ======

 The operations of the skilled medical care segment, mobility products segment and real estate segment have been presented in the accompanying financial statements as discontinued operations.

 Summarized operating results of these segments are as follows (in thousands):

                                      1994     1995
                                     -------  ------
Revenues                             $17,650  $2,815
                                     =======  ======

Income before income taxes           $   362      28

Income tax expense                       121       9
                                     -------  ------

 Net income from operations          $   241  $   19
                                     =======  ======

                            GREENBRIAR CORPORATION
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS-CONTINUED



NOTE C - CASH FLOW INFORMATION

 Supplemental information on cash flows and noncash investing and financing transactions is as follows (in thousands):

                                                                     Year ended
                                                                    December 31,
                                                                   ---------------
                                                                     1994    1995
                                                                   --------  -----
Supplemental cash flow information
 Interest paid                                                     $ 3,722   $ 211
 Income taxes paid                                                      27      46

Supplemental data on noncash investing and financing activities
 Stock dividend paid on preferred shares                                93      73
 Sale of stock in exchange for notes receivable from
  employees and officers                                               186      78

Conversion of subordinated debt to common stock                          -     200

Sale of subsidiary
 Securities received                                               $(1,678)  $   -
 Assets sold                                                         4,462       -
 Liabilities transferred                                            (3,861)      -
 Gain on sale                                                          804       -
                                                                   -------   -----

   Net cash effect of sale of subsidiary                           $  (273)  $   -
                                                                   =======   =====

NOTE D - DEBT

 Long-term debt is comprised of the following (in thousands):

                                                                  December 31,
                                                                  ------------
                                                                      1995
                                                                  ------------
   Mortgage notes payable to a corporation bearing interest
    at 11.52%; principal and interest payable in monthly
    installments through maturity in 2004.                            $909

    Less:  Current maturities                                           (8)
                                                                      ----

                                                                      $901
                                                                       ===

                            GREENBRIAR CORPORATION

NOTE E - INCOME TAXES

 At December 31, 1995, the Company had net operating loss carryforwards of approximately $7,500,000 which expire between 1999 and 2008. However, approximately $5,100,000 of these net operating loss carryforwards have limitations that restrict utilization to approximately $600,000 for any one year. Also, carryforwards of $1,800,000, which expire between 2006 and 2008, may only be used to offset future taxable income of the subsidiaries in which the losses were generated.

 The following is a summary of the components of income tax expense (benefit) from continuing operations (in thousands):

                                                                                                              Year ended
                                                                                                              December 31,
                                                                                                           -------------------
                                                                                                              1994       1995
                                                                                                           -----------  ------

  Current                                                                                                      $  160   $ 151
  Deferred                                                                                                       (361)    (57)
                                                                                                               ------   -----

                                                                                                                $(201)  $  94
                                                                                                               ======    ====

Deferred tax assets and associated valuation allowances were comprised of the following (in thousands):


                                                                                                           December 31,
                                                                                                                1995
                                                                                                          -------------
Deferred tax assets:
 Net operating loss carryforwards                                                                              $2,570
   Real estate                                                                                                    141
   Charitable contribution carryforwards                                                                          606
   Tax credits                                                                                                    220
   Accrued expenses                                                                                               103
   Other                                                                                                          195
                                                                                                               ------

          Total deferred tax assets                                                                             3,835

 Valuation allowance                                                                                           (1,430)

 Deferred tax liabilities:
   Investment in securities                                                                                      (237)
   Other                                                                                                          (18)
                                                                                                                ------

          Total deferred tax liabilities                                                                         (255)
                                                                                                               -------

          Net deferred tax asset                                                                             $  2,150
                                                                                                              =======

                            GREENBRIAR CORPORATION

NOTE E - INCOME TAXES - CONTINUED

 Management expects the net deferred tax asset will be recovered within two to three years from earnings of the Company.

 Following is a reconciliation of income tax expense from continuing operations with the amount of tax computed at the statutory rate (in thousands):

                                                            Year ended
                                                           December 31,
                                                         ----------------
                                                          1994     1995
                                                         ------  --------
   Tax at the statutory rate                             $  57   $ 1,976
   Amortization of intangibles                             113        30
   Change in deferred tax asset valuation allowance,
     exclusive of reductions for sold company in 1994     (547)   (1,895)
   Correction of prior period estimates                    138         -
   Other                                                    38       (17)
                                                         -----   -------

   Tax expense                                           $(201)  $    94
                                                         =====   =======

 Reductions in the deferred tax valuation allowance result from assessments made by the Company each year of its expected future taxable income available to absorb its carryforwards.


NOTE F - STOCKHOLDERS' EQUITY

 On November 17, 1995, the Board of Directors authorized a one-for-five reverse stock split effective December 1, 1995. All share and per share data has been retroactively restated to give effect to the stock split.

 The Series B preferred stock has a liquidation value of $1 per share and is convertible into common stock over a ten-year period at prices escalating from $25.00 per share in 1993 to $55.55 per share by 2001. Dividends at a rate of 6% are payable in cash or preferred shares at the option of the Company. At December 31, 1995, there were cumulative, unpaid dividends of approximately $73,000.

 The Series C preferred stock has a liquidation value of $1 per share and is convertible into common stock at a price of $15.00 per share. Dividends are payable in cash at a rate of 6%.

                             GREENBRIAR CORPORATION

NOTE F - STOCKHOLDERS' EQUITY - CONTINUED

 Information relating to stock option activity during 1994 and 1995 is as follows:

                                            Year ended
                                           December 31,
                                     ------------------------
                                        1994          1995
                                     ----------    ----------
Outstanding at beginning of year      327,500        155,500
 Granted                                    -         10,000
 Canceled                             (30,000)             -
 Expired                                    -        (10,000)
 Reacquired                          (142,000)             -
                                     --------        -------

Outstanding at end of year            155,500        155,500
                                     ========        =======

 The options are exercisable at various times through 2005 at prices ranging from $11.25 to $13.20 per share. In 1994, the Company purchased options covering 142,000 shares of common stock from a former employee/director for $178,000.

 At December 31, 1995, options to purchase 133,500 shares were exercisable.


NOTE G - EARNINGS PER SHARE

 Earnings per share are determined by dividing net earnings, adjusted for preferred stock dividends, by the weighted average number of common shares outstanding during the period. Dilutive stock options are included in weighted average shares outstanding. Fully diluted earnings per share, giving effect to assumed conversion of convertible preferred stock and notes, are not presented because the effect of these securities is insignificant.


NOTE H - SALES OF ASSETS

 Gains on the sale of assets result from the following transactions (amounts in thousands):


          1995                                                                     Gain
         ------                                                                    ------
     Sale of Fountainview retirement center for cash of approximately $18,000      $5,149
     Sale of economic interest in legal claim for for $1,085 in cash                  654
     Sale of rights to the interest on escrow funds for cash of $1,140              1,140
     Other                                                                              7
                                                                                    -----

                                                                                   $6,950
                                                                                    =====

                            GREENBRIAR CORPORATION

NOTE H - SALES OF ASSETS, CONTINUED

          1994                                                                    Gain
         ------                                                                 --------
     Sale of Rivermont retirement center for cash of approximately $6,900        $1,720
     Recognition of deferred gain on long-term care facilities sold in 1991
         for approximately $15,400 in notes                                       1,070
     Other                                                                           13
                                                                                  -----

                                                                                 $2,803
                                                                                  =====

 The sale of the economic interest in a legal claim resulted from a claim the Company held against Wespac Investors Trust III ("Wespac") based upon an award of legal fees following a protracted lawsuit. Wespac subsequently filed for protection under Chapter 11 of the Bankruptcy Code. The Company then sold its claim for $1,085,000. The buyer required the acquisition of the interest of an unrelated 49% Wespac shareholder as a condition precedent to the purchase of the claim. To facilitate the transaction, the Company acquired the 49% equity interest from the shareholder and immediately conveyed the interest to such buyer. The Company recorded a gain on the sale of its claim of $654,000, the excess of the proceeds of $1,085,000 over the Company's cost of the claim of $431,000.

 At December 31, 1995, the balance sheet reflects a deferred gain of $3,083,000. This gain resulted from the sale in 1991 of four nursing homes in exchange for notes in the principal amount of $15,400,000. The original gain of $7,259,000 was deferred and is being accounted for by the installment method. Sales in previous years by the Company of some of the notes resulted in a reduction of the deferred gain to $3,083,000.


NOTE I - RELATED PARTY TRANSACTIONS

 1994
 ----

 The Company sold to W. Michael Gilley, Executive Vice-President/Director of the Company, 30,000 shares of common stock for a non interest bearing note of $187,500; principal is due in December 1999. Additional loans to executives and directors of $55,000 were made in 1994. Also, a former executive of the Company was paid commissions of $145,000 relating to the sale of property.

 Sylvia Gilley, wife of the Company's Chief Executive Officer, James R. Gilley, made a loan of $1,000,000 to the Company. The loan was repaid during 1994.

 1995
 ----

 The Company purchased land from Sylvia Gilley for $221,000.

                            GREENBRIAR CORPORATION

NOTE J - CONTINGENCIES

 Southern Care Corp. Litigation
 ------------------------------

 The Company and a subsidiary, CareAmerica, Inc. (CareAmerica) are defendants in lawsuits brought by a corporation that purchased nursing homes from the Company in 1991. The plaintiff alleges mismanagement of the homes during the period that CareAmerica provided management services, seeks damages in excess of $1,500,000, seeks cancellation of $6,700,000 of mortgage notes payable to the Company and secured by the nursing homes, and seeks recovery of interest payments made on the mortgage notes. The Company has filed a counterclaim for breach of the management contract and to confirm the indebtedness. The plaintiff terminated the contract and claimed that the mortgage notes had previously been discharged. The Company believes that the plaintiff's actions, including payments against the indebtedness, are inconsistent with the plaintiff's claims that the notes have been discharged. The Company intends to vigorously contest those lawsuits and pursue its counterclaims.

 Other Litigation
 ----------------

 The Company is also defendant in several other lawsuits arising in the ordinary course of business. Management of the Company is of the opinion that these lawsuits will not have a material effect on the consolidated results of operations or financial position of the Company.

 Recent Developments in Southern Care Corp. Litigation (Unaudited)
 -----------------------------------------------------------------

 In October 1996 the trial court granted plaintiff's motion for summary judgment on the issue of whether the indebtedness was discharged. A notice of appeal has been filed by the Company on that ruling and an appeal will be filed. The Company does not believe that the court's ruling is correct, and believes that it will prevail on its appeal, although there can be no assurance.


NOTE K - FAIR VALUE OF FINANCIAL INSTRUMENTS

 The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate values at December 31, 1995:

 Cash and cash equivalents - The carrying amount approximates fair value because of the short maturity of these instruments.

 Investment in securities - The investment in securities consists of 8% convertible preferred stock of a private company. Fair value, based on estimated future discounted cash flows, approximates carrying value.

 Mortgage notes receivable - The mortgage notes receivable consist primarily of $6,700,000 of notes with a stated interest rate of 14% due in 2021 from
 Southern Care Corp., the plaintiff in the lawsuit discussed in Note K.   The
 obligor has brought suit to cancel the notes, and as a result, future cash flows are not predictable. Therefore, it is not practicable to estimate the fair value of the note.

 Long-term debt - The fair value of the Company's long-term debt is estimated based on market rates for the same or similar issues. At December 31, 1995, the carrying amount of long-term debt approximates its fair value.

 Accounts receivable and payable - The carrying amount approximates fair value because of their short maturity.

                            GREENBRIAR CORPORATION

NOTE L - NOTES RECEIVABLE

  Stock Purchase Notes
  --------------------


                                                                       December 31,
                                                                           1995
                                                                      --------------
                                                                      (in thousands)
  Related party
   Note from James R. Gilley, chief executive officer, principal
    and interest at 5-1/2%, due November 2003                             $2,250

   Note from W. Michael Gilley, executive vice-president/director,
    noninterest-bearing and due in December 1999                             188

  Other employees                                                             78
                                                                           -----
                                                                          $2,516
                                                                           =====

  All stock purchase notes are collateralized by common stock of the company and are presented in the balance sheet as a deduction from stockholders' equity.

  Mortgage Notes
  --------------

                                                                       December 31,
                                                                           1995
                                                                      --------------
                                                                      (in thousands)
  Notes receivable from a corporation, collateralized by a third lien on real property, interest at 14% due annually, principal
    due in 2021                                                           $6,700

  Other notes                                                                668
                                                                           -----

                                                                          $7,368
                                                                           =====

  In connection with certain litigation in which the Company is defendant (see Note J), the maker of the $6,700.000 note stopped making the interest payments required under the note. As a result, the Company ceased recording the accrual of interest income. Had the Company been accruing interest on this note, the amount recognized would have been approximately $900,000 in 1995. No interest income was recognized on this note in 1995.

  Based on the value of the underlying collateral at December 31, 1995, no impairment reserve is required for this note.

                            GREENBRIAR CORPORATION

NOTE M - FOURTH QUARTER ADJUSTMENTS

 During the fourth quarter of 1995, the Company made an adjustment to reduce the deferred tax valuation allowance by $1,895,000.

 During the fourth quarter of 1994, the Company wrote off goodwill related to a 1992 acquisition of approximately $150,00, made other adjustments reducing earnings by approximately $175,000 and reduced the deferred tax valuation allowance by approximately $550,000. The goodwill write off resulted from the decision to discontinue the sale of mobility products to third parties.

 The adjustments to the deferred tax valuation allowance resulted from assessments made by the Company of its expected future taxable income available to absorb its net operating loss carryfowards.


NOTE N - ACQUISITION OF WEDGWOOD RETIREMENT INNS, INC. AND AFFILIATES

 In March 1996, the Company acquired substantially all of the assets and liabilities of a number of companies under common control and managed by Wedgwood Retirement Inns, Inc. The business of these companies consists of the operation of 16 assisted living, congregate and Alzheimer's facilities. To structure the Wedgwood acquisition as a tax-free exchange, the Company also acquired a shopping center in North Carolina from James R. Gilley and members of his family (the Gilley Group). Due to the fact that the Gilley Group is a majority shareholder of Greenbriar and owner of the shopping center, the property was recorded at the Gilley Group's historical cost basis of approximately $2,300,000. Consideration given was 675,000 shares of Series D preferred stock. Wedgwood's assets were valued at approximately $58,000,000 ($54,000,000 of property and equipment) and liabilities assumed were approximately $44,000,000. In exchange, Greenbriar issued 1,949,950 shares of Series E preferred stock, valued at approximately $14,000,000, to the Wedgwood shareholders. The Series D and E preferred stock is convertible, upon approval of the common stockholders, into 1,962,458 shares of common stock.. The operations of Wedgwood will be reflected in the consolidated financial statements of the Company beginning April 1, 1996.

                            GREENBRIAR CORPORATION

NOTE N - ACQUISITION OF WEDGWOOD RETIREMENT INNS, INC. AND AFFILIATES -
         CONTINUED

 The following table presents pro forma unaudited consolidated results of operations for the nine-month periods ended September 30, 1995 and 1996, assuming that the acquisition had taken place on January 1, 1995. The pro forma results are not necessarily indicative of the results of operations that would have occurred had the acquisition been made on January 1, 1995, or of future results of operations of the combines companies (in thousands):

                                                              Nine months ended
                                                                September 30,
                                                              -----------------
                                                               1995       1996
                                                              ------     ------
   Revenue                                                   $10,905    $13,160
   Earnings (loss) from continuing operations                  3,472     (1,339)
   Net earnings (loss)                                         3,634       (589)
   Preferred stock dividend requirement                          416        327
   Earnings (loss) from continuing operations allocable
     to common stockholders                                    3,056       (916)
   Net earnings (loss) allocable to common stockholders        3,218     (1,666)
   Earnings (loss) per share
     Continuing operations                                      0.59      (0.47)
     Net earnings                                               0.62      (0.26)


NOTE O - SUBSEQUENT EVENTS (UNAUDITED)

 On October 10, 1996 The Company and American Care Communities, Inc., ("American Care") a privately held company, entered into a binding agreement whereby American Care would be merged into the Company.

 American Care, based in Cary, North Carolina, currently owns or leases 15 assisted living facilities with approximately 1,350 units. Thirteen of the facilities are located in North Carolina, one in Florida and one in Maine.

 The purchase price for all shares of common stock of American Care will be 1,300,000 shares of Greenbriar common stock. The combination will be accounted for as a pooling of interests for accounting purposes.

                       Report of Independent Accountants
                       ---------------------------------



The Board of Directors
American Care Communities, Inc. and Subsidiaries


We have audited the accompanying combined balance sheet of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the related combined statements of operations and accumulated deficit, and cash flows for the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of American Care Communities, Inc. and Subsidiaries as of December 31, 1995, and the combined results of their operations and their cash flows for the years ended December 31, 1995 and 1994 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered recurring losses from operations and has a stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note J. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Coopers & Lybrand L.L.P.

Raleigh, North Carolina
February 16, 1996

                American Care Communities, Inc. and Subsidiaries

                            COMBINED BALANCE SHEETS

                                                             December 31,   September 30,
          ASSETS                                                 1995           1996
                                                             -------------  ------------
                                                                            (unaudited)


Current assets
 Cash and cash equivalents                                     $   423,521  $    24,421
 Resident accounts receivable, net of allowance for
  uncollectible accounts $74,193 in 1995 and
  $48,829 in 1996                                                  235,625      353,201
 Accounts receivable, stockholder                                   12,000       12,000
 Other accounts receivable                                         257,929       86,542
 Prepaid expenses and inventories                                   70,610       80,774
 Deposits                                                           23,060       22,070
 Other current assets                                                  325    1,285,228
                                                               -----------  -----------

   Total current assets                                          1,023,070    1,864,236

Property and equipment, at cost
 Land and land improvements                                      2,071,702    2,435,413
 Leasehold improvements                                             29,219      207,635
 Buildings and improvements                                      9,976,598    9,087,780
 Furniture and equipment                                         1,109,689    1,378,326
 Transportation equipment                                          178,350      183,008
 Construction in process                                         1,377,489    5,214,072
                                                               -----------  -----------
                                                                14,743,047   18,506,234
 Less accumulated depreciation and amortization                    581,572      911,314
                                                               -----------  -----------
                                                                14,161,475   17,594,920

Deposits                                                         1,007,452      691,591
Goodwill, net of accumulated amortization of $53,431
 in 1995                                                           891,206      567,078
Organizational costs, net of accumulated amortization of
 $34,519 in 1995 and $47,866 in 1996                                65,120       45,180
Deferred financing costs, net of accumulated amortization
 of $34,714 in 1995 and $72,010 in 1996                            438,332      428,683
Covenant not to compete, net of accumulated amortization
 of $20,163 in 1995                                                 89,837            -
Deferred start-up costs                                                  -       99,585
Other deferred financing and acquisition costs                     307,958            -
                                                               -----------  -----------

                                                               $17,984,450  $21,291,273
                                                               ===========  ===========

                American Care Communities, Inc. and Subsidiaries

                                                              December 31,   September 30,
LIABILITIES AND STOCKHOLDERS' DEFICIT                             1995            1996
                                                              -------------  --------------
                                                                               (unaudited)
Current liabilities
 Current maturities of long-term debt                          $   817,925     $ 5,638,545
 Notes payable, stockholder                                              -         357,973
 Accounts payable, trade                                           804,878       1,301,411
 Accrued expenses                                                  611,830         908,582
 Accrued interest                                                  140,824         217,024
 Deferred income                                                         -          36,775
                                                               -----------     -----------

   Total current liabilities                                     2,375,457       8,460,310

Notes payable, stockholder                                         357,974               -
Long-term debt, less current maturities                         16,083,705      14,787,917
                                                               -----------     -----------
                                                                16,441,679      14,787,917

Stockholders' deficit
 Common stock; no par value; 100,000 shares authorized;
  1,000 shares issued and outstanding at December 31, 1995               -               -
 Additional paid-in capital                                          1,000           1,000
 Accumulated deficit                                              (833,686)     (1,957,954)
                                                               -----------     -----------

   Total stockholders' deficit                                    (832,686)     (1,956,954)
                                                               -----------     -----------

                                                               $17,984,450     $21,291,273
                                                               ===========     ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

           COMBINED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

                                                                              Nine months ended
                                             Years ended December 31,           September 30,
                                            -------------------------  -------------------------------
                                               1994          1995           1995            1996
                                            -----------  ------------  ------------  -----------------
                                                                                (unaudited)
Revenues
 Rental income                              $3,707,698    $6,810,504    $4,773,332         $10,893,631
 Other operating income                        192,921       596,259       119,473             112,410
 Interest income                                 8,331        22,619         3,826               7,879
                                            ----------    ----------    ----------         -----------

  Total revenues                             3,908,950     7,429,382     4,896,631          11,013,920

Expenses
 Residence operating expenses                2,554,300     4,408,662     2,765,280           7,076,688
 General and administrative                    614,932     1,259,740       867,820           1,519,403
 Rent expense                                  212,100       406,101       208,638           1,754,546
 Depreciation and amortization                 233,408       483,272       342,056             478,837
 Interest expense                              540,101     1,447,290     1,027,080           1,308,714
                                            ----------    ----------    ----------         -----------

  Total expenses                             4,154,841     8,005,065     5,210,874          12,138,188
                                            ----------    ----------    ----------         -----------

  Loss before equity earnings in
   investment and loss on
   disposal of investment                     (245,891)     (575,683)     (314,243)         (1,124,268)

Equity earnings in investment                        -        90,363        44,573                   -
Loss on disposal of investment                       -       (39,458)            -                   -
                                            ----------    ----------    ----------         -----------

  Net loss                                    (245,891)     (524,778)     (269,670)         (1,124,268)

Accumulated deficit at beginning of year       (63,017)     (308,908)     (308,908)           (833,686)
                                            ----------    ----------    ----------         -----------

Accumulated deficit at end of year          $ (308,908)   $ (833,686)   $ (578,578)        $(1,957,954)
                                            ==========    ==========    ==========         ===========

        The accompanying notes are an integal part of these statements.

                American Care Communities, Inc. and Subsidiaries

                       COMBINED STATEMENTS OF CASH FLOWS


                                                                                                     Nine months ended
                                                                 Years ended December 31,              September 30,
                                                                --------------------------------  ---------------------------
                                                                      1994             1995           1995           1996
                                                                ----------------  --------------  -------------  ------------
                                                                                                           (unaudited)
Cash flows from operating activities
 Net loss                                                           $  (245,891)    $  (524,778)   $  (269,670)  $(1,124,268)
 Adjustments to reconcile net loss to net
    cash provided by (used in) operating activities
       Depreciation and amortization                                    233,408         483,272        342,056       478,837
       Gain on disposal of property                                           -               -              -        (3,472)
       Changes in assets and liabilities
         Resident accounts receivable                                   (30,056)       (205,569)       (31,861)     (117,576)
         Accounts receivable, stockholder                                 1,000         (12,000)       (12,000)            -
         Other accounts receivable                                        8,744        (250,839)         7,090       171,387
         Prepaid expenses and inventories                               (16,275)        (31,846)        (1,754)      (10,164)
         Other current assets                                           (13,337)         13,012         13,337    (1,384,488)
         Accounts payable, trade                                        211,979         538,695         (6,660)      496,533
         Accrued expenses                                               151,104         434,889        169,316       296,752
         Accrued interest                                                40,717          78,979         76,486        76,200
         Other current liabilities                                            -               -         21,417             -
         Deferred income                                                 (5,200)              -              -        36,775
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by (used in) operating
             activities                                                 336,193         523,815        307,757    (1,083,484)

Cash flows from investing activities
 Acquisitions of assets                                              (4,689,528)     (7,369,187)    (5,111,923)   (5,334,715)
 Proceeds on sale of property                                                 -               -              -     1,575,000
 Disposals of property and equipment                                      1,000               -              -             -
 Deposits on acquisitions                                               (55,000)         56,988         73,266         8,442
 Decrease (increase) in other assets                                    (18,990)       (126,782)    (1,046,311)      353,503
                                                                    -----------     -----------    -----------   -----------
            Net cash used in investing activities                    (4,762,518)     (7,438,981)    (6,084,968)   (3,397,770)

Cash flows from financing activities
 Principal payments on long-term debt                                  (278,515)     (9,589,139)      (142,455)   (1,422,754)
 Proceeds from issuance of long-term debt                             4,851,757      18,454,937      7,299,597     4,947,586
 Deposits on financing obligations                                      (32,500)     (1,000,000)    (1,000,000)      308,409
 Deferred financing and acquisition costs                                     -        (781,004)      (421,056)      248,913
                                                                    -----------     -----------    -----------   -----------
            Net cash provided by financing
             activities                                               4,540,742       7,084,794      5,736,086     4,082,154
                                                                    -----------     -----------    -----------   -----------

         Net increase (decrease) in cash and
          cash equivalent                                               114,417         169,628        (41,125)     (399,100)

Cash and cash equivalents
 Beginning of year                                                      139,476         253,893        253,893       423,521
                                                                    -----------     -----------    -----------   -----------

 End of year                                                        $   253,893     $   423,521    $   212,768   $    24,421
                                                                    ===========     ===========    ===========   ===========

Supplemental disclosures of cash flow information -
 Cash paid during the year for interest                             $   499,384     $ 1,368,311    $ 1,002,834   $ 1,419,438
                                                                    ===========     ===========    ===========   ===========

Noncash investing activities -
 Goodwill associated with acquisition (disposition) of assets       $   451,522     $   493,115    $   361,766   $  (317,571)
                                                                    ===========     ===========    ===========   ===========

       The accompanying notes are an integral part of these statements.

                American Care Communities, Inc. and Subsidiaries

                     NOTES TO COMBINED FINANCIAL STATEMENTS



NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Operations and Basis of Combination
 -----------------------------------

 American Care Communities, Inc. and Subsidiaries (the "Company") was founded in 1993 with the mission of developing, acquiring, leasing and operating assisted living and retirement communities. The Company adheres to a philosophy of service that views residents as unique, important and valuable.

 At December 31, 1995, the Company either owned or operated a total of 14 assisted living residences located in North Carolina and Florida, and managed a residence located in Maine, in which a stockholder of the Company has a 10% non-controlling interest.

 The combined financial statements at December 31, 1995 include the accounts of American Care Communities, Inc. and the following wholly-owned subsidiaries; American Countytime, Inc., Rose Manor of Cary, Inc., American Care Communities of Sanford, Inc., American Care Communities of Florida, Inc. and Phoades/Powell, Inc. As permitted by ARB No. 51, the combined financial statements include the accounts of the following entities, which are affiliated companies to American Care Communities, Inc. and Subsidiaries, related through common ownership:

   Berne Village, LLC
   Graybrier, LLC
   Rose Terrace of Wendell, LLC
   Rose Tara Plantation, Inc.
   Lake James, LLC
   RRSP, Inc.

 All significant intercompany balances and transactions have been eliminated from the combined financial statements.

 Basis of Presentation
 ---------------------

 The accompanying financial statements have been prepared in accordance with principles contained in the American Institute of Certified Public Accountants Audit Guide "Audits of Providers of Health Care Services."

 Rental Income
 -------------

 Rental income is reported at the estimated net realizable value from residents, third-party payors, and others for services rendered.

 The Company provides services to both responsible parties and residents covered under the North Carolina State Assistance Plan.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Concentration of Credit Risk
 ----------------------------

 Financial instruments which potentially subject the Company to a concentration of credit risk consists principally of cash and cash equivalents and accounts receivable. The Company places its cash in federally insured financial institutions which limits its credit exposure. At December 31, 1995, the Company had $813,430 on deposit with two Federally insured financial institutions, which exceeds the $100,000 per institution FDIC insurance limit. The Company has accounts receivable, the collectibility of which is dependent upon the performance of certain governmental programs. Management does not believe there are significant credit risks associated with these governmental programs. With respect to the remaining portion of accounts receivable, an allowance for uncollectible accounts is provided in an amount equal to the estimated losses to be incurred in collection of the receivables. The allowance is based on historical collection experience and a review of the current status of the existing receivables.

 Depreciation and Amortization
 -----------------------------

 Depreciation and amortization of property and equipment is computed using the straight-line method. The estimated useful lives of property and equipment are as follows:

     Land improvements                        5 to 10 years
     Leasehold improvements                   3 to 7 years
     Buildings and improvements               5 to 40 years
     Furniture and equipment                  3 to 7 years
     Transportation equipment                 3 to 5 years

 Expenditures for repairs and maintenance are charged to expense as incurred. The costs of major renewals and betterments are capitalized and depreciated over their estimated useful lives. Upon disposition of property and equipment, the cost and related accumulated depreciation amounts are relieved and any resulting gain or loss is reflected in operations.

 Cash and Cash Equivalents
 -------------------------

 Cash and cash equivalents include cash on hand and on deposit with banks, as well as financial instruments with a maturity of 90 days or less when purchased.

 Inventory
 ---------

 The Company values its inventory, consisting principally of food and medical supplies, at the lower of cost (first-in, first-out) or market.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Organizational Costs
 --------------------

 Organizational costs relate to organizational activities surrounding the acquisitions of residences and are being amortized on the straight-line method over five years.

 Deposits
 --------

 Deposits include cash paid in connection with possible acquisitions, deposits for certain equipment and utilities and cash paid in connection with the $11,500,000 indebtedness.

 Goodwill
 --------

 Goodwill is being amortized on the straight-line method over a period of fifteen years.

 Deferred Financing Costs
 ------------------------

 Deferred financing costs are being amortized over the terms of the related borrowings under a method which approximates the effective interest method.

 Covenant Not to Compete
 -----------------------

 Covenant not to compete is being amortized over a period of five years under the straight-line method.

 Other Deferred Financing and Acquisition Costs
 ----------------------------------------------

 Other deferred financing and acquisition costs includes costs incurred for a proposed capital financing and costs incurred for the acquisition of additional residences which were not closed at December 31, 1995.

 Estimates
 ---------

 The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 1995 and the reported amounts of revenues and expenses during each of the two years then ended. Actual results could differ from those estimates.

 Disclosures About Fair Value of Financial Instruments
 -----------------------------------------------------

 The carrying amount of cash and cash equivalents approximates fair value because of the short maturity of those instruments. Management estimates that the carrying value of long-term indebtedness (Note B) approximates fair value at December 31, 1995.

                American Care Communities, Inc. and Subsidiaries

NOTE A - OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         CONTINUED

 Interim Statements
 ------------------

 In the opinion of management, the unaudited interim financial statements as of September 30, 1996 and for the nine-month periods ended September 30, 1995 and 1996 include all adjustments, consisting only of those of a normal recurring nature, necessary to present fairly the Company's financial position as of September 30, 1996 and the results of its operations and cash flows for the nine-month periods ended September 30, 1995 and 1996. The results of operations for the nine months ended September 30, 1996 are not necessarily indicative of the results to be expected for the full year.


NOTE B - LONG-TERM DEBT


 Long-term debt at December 31, 1995 is summarized as follows:

  Prime (8.5% at December 31, 1995) plus .5% to 1% notes payable in monthly installments of interest only, with final payments in
   February 1996 through July 1996                                                                      $   144,421

  Prime (8.5% at December 31, 1995) plus .5% to. 75% notes payable in aggregate monthly installments of $36,906 including interest with final installments due March 1997 through December 1998,
   collateralized by property and equipment                                                               3,254,245

  8.99% to 10% notes payable in aggregate monthly installments of  $6,802 including interest, with final installments due March 1996 through
   February 2000, collateralized by property and equipment                                                  451,484

  6.23% to 9.25% notes payable in monthly installments of interest only,
   with final installments due in 1996                                                                    1,551,480

  11.35% mortgage loan payable in monthly installments of interest only through January 1997 with a final balloon payment in 2007,
    collateralized by property and equipment                                                             11,500,000
                                                                                                        -----------
                                                                                                         16,901,630
  Less current maturities                                                                                   817,925
                                                                                                        -----------

                                                                                                        $16,083,705
                                                                                                        ===========

               American Care Communities, Inc. and Subsidiaries

NOTE B - LONG-TERM DEBT - CONTINUED

 Subsequent to December 31, 1995, the Company refinanced a $1,051,480 note payable that was due in 1996, with a $5,065,000 construction note payable in monthly installments of interest only with a final payment of interest and principal on April 16, 1997. The proceeds of the note are to be used for construction of Rose Manor of Cary. The note is collateralized by property and equipment and is guaranteed by certain stockholders of the Company.

 Aggregate annual principal maturities of long-term debt at December 31, 1995 are as follows:

     1996                                                $   817,925
     1997                                                  1,367,197
     1998                                                  1,704,815
     1999                                                    286,472
     2000                                                  1,753,298
     Thereafter                                           10,971,923
                                                         -----------

                                                         $16,901,630
                                                         ===========

 The loan agreements contain various restrictive covenants, including the requirement the Company submit audited financial statements within a certain period of time. The Company was not in compliance with one of these covenants at December 31, 1995, which was subsequently waived by the lender.

 Approximately $5,001,072 of the long-term indebtedness at December 31, 1995 is guaranteed by certain stockholders of the Company.


NOTE C - OPERATING LEASES

 The Company leases three residences and office space from unrelated parties and five residences from a related party (Note D) under operating lease agreements which expire from July 1997 through January 2010 and has various other equipment operating leases. The Company has the option to extend the residence leases for various five year periods. Rental expense under these lease agreements was $406,101 and $212,100 in 1995 and 1994, respectively. In accordance with the residence and office space lease agreements, the Company is responsible for operating and maintaining the buildings in good order, repair and operating condition, and promptly make all repairs, renewals, replacements, additions and improvements necessary to maintain the current condition of the residence.

               American Care Communities, Inc. and Subsidiaries

NOTE C - OPERATING LEASES - CONTINUED

 Future minimum rental payments are summarized as follows:

     1996                                  $2,299,888
     1997                                   2,423,795
     1998                                   2,392,851
     1999                                   2,100,220
     2000                                   2,067,678


NOTE D - EQUITY INVESTMENT

 Prior to December 27, 1995, the Company had a 30% non-controlling interest in Rhoades/Powell, Inc. and 30% non-controlling interest in Powell/Rhoades, LLC. Powell/Rhoades, LLC owns five residences located in North Carolina. These residences are leased to Rhoades/Powell, Inc. under a fifteen year operating lease agreement (Note C). The Company has recorded equity earnings (loss) from these investments of $148,497 and $(58,134), respectively, for the year ended December 31, 1995 in the accompanying financial statements. Unaudited financial information for Rhoades/Powell, Inc. and Powell/Rhoades, LLC for the 361 days ended December 27, 1995 is as follows:

                          Rhoades/       Powell/
                        Powell, Inc.  Rhoades, LLC
                        ------------  -------------
   Revenues               $4,056,105    $1,139,968
   Expenses                3,561,115     1,333,749
                          ----------    ----------

   Net income (loss)      $  494,990    $ (193,781)
                          ==========    ==========

 On December 27, 1995, the Company sold its 30% interest in Powell/Rhoades, LLC incurring a loss on disposal of $39,458 and purchased the remaining 70% interest in Rhoades/Powell, Inc.

               American Care Communities, Inc. and Subsidiaries

NOTE E - INCOME TAXES

 The Company accounts for income taxes under the provisions of statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
 109). Under SFAS No. 109, deferred income taxes are determined based on temporary differences between the financial statement and tax basis of assets and liabilities, using enacted tax rates expected to be in effect during the years in which the differences are expected to reverse, and on available tax credits and carryforwards.

 During 1995, the Company incurred a net loss of $524,778, thus, no provision for income taxes is included in the accompanying financial statements. At December 31, 1995, the Company had a net deferred tax asset of $194,000, consisting of the following significant components:

   Deferred tax asset:
     Net operating losses                         $213,000
     Bad debt deduction disallowance                12,500
     Tax depreciation                              (45,000)
     Other                                          13,500
                                                  --------

                                                  $194,000
                                                  ========

 The Company has placed a full valuation allowance on the deferred tax asset since it is more likely than not that the future tax benefit will not be realized due to the historical losses from operations and going concern considerations (Note J).


NOTE F - TRANSACTIONS WITH RELATED PARTIES

 At December 31, 1995, the Company owed one of its stockholders a total of $357,974 in non-secured notes payable at annual interest rates of 8%. These notes are due the earlier of August 15, 1997 or the closing of a private equity placement and have been classified as long-term liabilities in the accompanying balance sheet. Included in accrued interest in the accompanying financial statements is $29,216 and $11,067 in 1995 and 1994, respectively, related to these notes. Also, included in interest expense is $18,149 and $7,200 in 1995 and 1994, respectively, related to these notes. Included in accounts payable, trade at December 31, 1995 is $7,660 due to two stockholders of the Company for expenses incurred on behalf of the Company. Accounts receivable, stockholder represents a non-interest-bearing advance, due on demand to one of the stockholders of the Company.

               American Care Communities, Inc. and Subsidiaries

NOTE G - MANAGEMENT CONTRACT

 During 1995, the Company managed an assisted living residence under contractual agreement. Under the terms of the agreement, the Company was responsible for supervising the operations of the residence, maintaining appropriate accounting records and compliance with all pertinent requirements of contractual agreements. Included in other revenues in the accompanying financial statements is revenue of $17,500 related to this contract. The contract expires in December 1999.


NOTE H - PROFESSIONAL LIABILITY INSURANCE

 The Company is insured under occurrence-based policies for the purpose of providing professional liability insurance. These policies cover only claims occurred during the policy term. Coverage includes policies on professional liability limited to $1,000,000 per occurrence at each residence and aggregate coverage of $2,000,000 to $3,000,000 per residence. One residence located in Florida is insured under a claims-made policy for the purpose of providing professional liability insurance. This policy covers only claims reported to the insurance carrier during the policy term. Coverage under this policy includes professional liability limited to $1,000,000 per occurrence and aggregate coverage of $1,000,000.


NOTE I - COMMITMENTS

 The Company is currently constructing Rose Manor of Cary, Inc., a 72-bed assisted living residence located in Cary, North Carolina. Construction is scheduled to be completed in September 1996 at a cost of approximately $5,000,000.


NOTE J - GOING CONCERN

 At December 31, 1995, the Company had a stockholders' deficit of $832,686 and current liabilities were greater than current assets in the amount of $1,352,387. In addition, the Company has incurred net losses of $524,778 and $245,891 for the years ended December 31, 1995 and 1994, respectively, caused, in part, by the Company's rapid growth. Management is currently evaluating different financing options including the restructuring of current debt agreements and capital investment from outside parties through which it believes the Company can continue its growth. Should management be unable to execute such an arrangement or reduce its operating expenses in line with its revenues it would raise substantial doubt about the Company's ability to continue as a going concern.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED)

 Acquisitions
 ------------

 Effective January 1, 1996, the following entities were acquired as wholly-owned subsidiaries of American Care Communities, Inc.:

   Berne Village, Inc. (formerly Berne Village, LLC)
   Graybrier, Inc. (formerly Graybrier, LLC)
   Rose Terrace of Wendell, Inc. (formerly Rose Terrace of Wendell, LLC) Lake James, Inc. (formerly Lake James Acquisition, LLC)
   Rose Tara Plantation, Inc.
   RRSP, Inc.

 Commitments
 -----------

 The Company has entered into a contractual commitment for the purchase of a 55-bed residence located in South Carolina for $2,250,000.

 Disposal of Residence
 ---------------------

 On August 1, 1996, the Company sold the assets of Lake James, Inc. for $1,575,000. Approximately $175,000 of the proceeds were used for working capital and closing costs and the remaining $1,400,000 has been escrowed for capital improvements at Berne Village, Inc., Graybrier, Inc. and Rose Tara Plantation, Inc.

 Stock Options
 -------------

 Effective March 6, 1996, the Company adopted an incentive stock option plan under Section 422 of the Internal Revenue Code. The plan reserves 50 shares of common stock for the benefit of key employees. At May 29, 1996, 39 shares had been granted, none of which had been exercised. Options under this plan are exercisable at no less than fair market value at the date of grant and vest ratably over a three-year period. All unexercised options expire three years from the date of grant.

 401(k) Plan
 -----------

 Effective January 1, 1996, the Company adopted the American Care Communities 401(k) Plan (the "Plan") which requires contributions each year from the Company equal to 50% of the first 6% of the participants annual contribution to the Plan. Any additional Company contribution to the Plan is at the discretion of the Company's Board of Directors. The company may terminate the Plan at any time. Upon termination, participants would become fully vested in all Company contributions and Plan earnings.

               American Care Communities, Inc. and Subsidiaries

NOTE K - SUBSEQUENT EVENTS (UNAUDITED) - CONTINUED

 Proposed Merger
 ---------------

 On September 16, 1996, the Company began merger discussions with Greenbriar Corporation ("Greenbriar") and entered into an Agreement and Plan of Merger on November 21, 1996. Pursuant to the Agreement, the Company will be merged with and into a wholly-owned subsidiary of Greenbriar in exchange for 1,300,000 shares of Greenbriar's common stock at an agreed value of $16 per share. The closing of the merger is subject to shareholder approval and is expected to occur on December 30, 1996.

 In connection with the proposed merger, in September 1996, the Company wrote-off $400,809 of deferred financing costs associated with previously proposed capital financings for the Company, of which $292,502 was included in other deferred financing and acquisition costs at December 31, 1995.

                            GREENBRIAR CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



     The undersigned hereby (1) acknowledges receipt of the Notice of Special Meeting of Stockholders of Greenbriar Corporation (the "Company") to be held at the offices of the Company in Addison, Texas, on December 30, 1996, beginning at 9:00 a.m., Dallas Time, and the Proxy Statement in connection therewith and (2) appoints Oscar W. Smith, Jr. and Glen H. Campbell, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B, C and D Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

     The undersigned directs that the undersigned's proxy be voted as follows:

     1. APPROVE PROPOSAL TO       [_] FOR         [_] AGAINST    [_] ABSTAIN
        APPROVE THE ISSUANCE           approval        approval      from voting
        OF THE ACQUISITION SHARES
        IN CONNECTION WITH THE
        AMERICAN CARE ACQUISITION

     2. IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

     This proxy will be voted as specified above. IF NO SPECIFICATION IS MADE, PROXY WILL BE VOTED FOR APPROVAL OF THE PROPOSAL.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B, C and D Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.
     If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

                                    Date____________ ___, 1996



                                    ________________________________________
                                           Signature of Stockholder

                                    ________________________________________
                                           Signature of Stockholder


                                    Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.